Exhibit 10.1
LEASE
BETWEEN
MSCP CROSBY, LLC,
as Landlord
AND
ACME PACKET, INC.,
as Tenant
Dated: November 23, 2009
Property Address: 100 Crosby Drive, Bedford, Massachusetts
Execution Copy

ARTICLE 1. PREMISES AND TERM	3

1.1. Premises	3
1.1.1. Tenant’s Right to Use, in Common with Others, the Common Areas; Rights Reserved to Landlord	3
1.1.2. Expansion Option	4
1.1.3. Right of First Refusal	5
1.1.4. Right of First Offer	6
1.2. Licenses and Other Rights	7
1.2.1. Parking Rights	7
1.2.2. Generator	8
1.2.3. Rooftop Equipments	9
1.2.4. Right to Install Security Cameras in Parking Areas	10
1.3. Condition of Premises	10
1.3.1. Condition of Premises at Lease Execution	10
1.3.2. Acceptance of Premises	10
1.3.3. Tenant Work	10
1.3.4. Initial Tenant Improvements — Landlord’s Work	11
1.3.5. Base Building Work	11
1.3.6. Fourth Floor Stairwell	11
1.4 Term and Termination Date	12
1.4.1. Term	12
1.4.1.1 Extension Term	12
1.4.2. Yield Up	13
1.4.3. Delay in Possession	13
1.5. Landlord’s Additional Reserved Rights	14

ARTICLE 2. RENT AND SECURITY	15

2.1. Rent	15
2.2. Components of Rent	15
2.2.1. Monthly Base Rent	16
2.2.2. Additional Rent	16
2.2.2.1 “Operating Expenses”	16
2.2.2.2 “Taxes”	19
2.2.2.3 Payment of Estimated Additional Rent	20
2.2.2.4 Reconciliation of Additional Rent	20
2.2.2.5 Inspection of Records	20
2.2.3. Electricity	21
2.3. Agreements Concerning Payment	22
2.3.1. No Accord and Satisfaction	22
2.4. Interest; Late Charges	22
2.5. Holdover Rent	22
2.6. Letter of Credit	23
2.7. Deferred Rent	23

ARTICLE 3. TENANT’S COVENANTS	24

3.1. Use	24

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3.1.1. Use and Compliance with Legal Requirements and with Rules and Regulations	24
3.1.2. Permitted Use	24
3.1.3. Floor Loading; Noise and Vibration	24
3.2. Observe Rules and Regulations	24
3.3. Hazardous Material	25
3.4 Maintenance and Repair	25
3.5. Alterations	25
3.5.1. Alterations Prohibited Without Landlord Consent	25
3.5.2. ADA Compliance	26
3.6. Heating, Ventilation and Cooling	26
3.7. Tenant’s Property	26
3.8. Assignment and Subletting	26
3.8.1. “Transfer” Defined	27
3.8.2. No Transfer Without Consent	27
3.8.3. When Consent Granted	28
3.8.4. Affiliated Transfer	28
3.8.5. Procedure for Obtaining Consent	28
3.8.6. Intentionally Deleted	29
3.8.7. Effect of Transfer	29
3.8.8. Costs	29
3.9. Insurance	29
3.9.1. Coverages	29
3.9.2. General Provisions Relating to Insurance	30
3.10. Indemnity	30
3.11. Waiver	30
3.12. No Liens	31
3.13. Intentionally Deleted	31
3.14. Taxes on Tenant’s Personal Property	31
3.15. Signage	31
3.16. Reimbursement for Costs of Repairs to the Building and/or Land	32
3.17. ERISA Certificate	32
3.18. Notice of Accidents	32

ARTICLE 4. LANDLORD’S COVENANTS	32

4.1. Provision of Utilities and Services	32
4.1.1 Electricity	32
4.1.2. HVAC	32
4.1.3. Chilled Water	32
4.1.4. Elevator Service	33
4.1.5. Loading Dock and Freight Elevator	33
4.2. Cleaning/Refuse Removal Services	33
4.3. Access	33
4.4. Maintenance and Repair of Common Areas	33
4.5. Insurance	33
4.6. Quiet Enjoyment	34
4.7. No Liability for Interruptions	34
4.8. Costs and Expenses of Services	34

ARTICLE 5. CASUALTY AND CONDEMNATION	35

5.1. Casualty	35
5.1.1. Option to Terminate and Not to Restore	35
5.1.2. Application of Insurance Proceeds	35
5.1.3. Landlord’s Work	35
5.1.4. Mutual Right to Terminate	35
5.1.5. Repair and Restoration of Tenant’s Personal Property, Tenant’s Work and any Tenant Alterations	35
5.1.6. Rent Abatement	36
5.2. Condemnation	36
5.2.1. Application of Condemnation Award	36

ARTICLE 6. DEFAULT	37

6.1. Events of Default	37
6.2. Remedies for Default	37
6.2.1. Entry/Termination	37
6.2.2. Releasing	37
6.2.3. Damages	38
6.2.4. Landlord’s Right to Cure	38
6.2.5. Cumulative Remedies	38
6.2.6. No Waiver	38
6.2.7. Agreements Applicable to Tenant’s Bankruptcy	39
6.3. Landlord Default	39

ARTICLE 7. PROTECTION OF LENDERS	40

7.1. Subordination and Attornment	40
7.2. Estoppel Certificates	40

ARTICLE 8. GENERAL PROVISIONS	41

8.1. Tenant’s Organization, Authority	41
8.2. Brokers	41
8.3. Tender of Lease Not an Offer to Lease; Execution and Delivery	41
8.4. Force Majeure	41
8.5. No Surrender	41
8.6. Joint and Several Liability	42
8.7. Legal Costs and Expenses; Prevailing Party	42
8.8. Limitation of Landlord’s Liability	42
8.9. Limitation of Tenant’s Liability	42
8.10. No Recording of Lease	42
8.11. Notices	42
8.12. Tenant’s Financing	42
8.13. Waiver of Subrogation	43
8.14. Miscellaneous	43
8.14.1. Entire Agreement	43
8.14.2. Governing Law; Severability; Rules of Construction	43
8.14.3. Binding Effect; Successors and Assigns; No Third Party Beneficiaries	43
8.14.4. Survival	44

8.14.5. Time is of the Essence	44
8.14.6. Waiver of Jury Trial; Consent by Tenant to Jurisdiction and Venue	44

APPENDIX 1.1A PLAN OF PREMISES	A-1
APPENDIX 1.1B LEGAL DESCRIPTION	A-5
APPENDIX 1.1C SITE PLAN	A-7
APPENDIX 1.1.1 RULES AND REGULATIONS	A-8
APPENDIX 1.1.2 OPTION SPACE	A-10
APPENDIX 1.3.3 TENANT’S WORK AND ALTERATIONS	A-12
APPENDIX 1.3.3.A WORK INSURANCE SCHEDULE	A-15
APPENDIX 1.3.4 TENANT IMPROVEMENTS — LANDLORD’S WORK	A-17
SCHEDULE 1 — SPACE PLAN	A-20
SCHEDULE 2 — DESCRIPTION OF LANDSCAPING WORK AND EXTERIOR CLEANING	A-29
APPENDIX 2.6.2 — FORM OF LETTER OF CREDIT	A-33
APPENDIX 4.2 — CLEANING SPECIFICATIONS	A-38
APPENDIX 7.1 — FORM OF SNDA	A-40

     This Lease (the “Lease”) is made as of November 23, 2009 by and between Landlord and Tenant for space in the Building.
SCHEDULE OF INCORPORATED TERMS
     The following schedule (the “Schedule of Incorporated Terms”) sets forth certain basic terms of this Lease. Unless otherwise defined, each term below has the meaning given to it in this Schedule of Incorporated Terms, and such meaning applies in each instance where such term appears in the body of the Lease.
PARTIES

Landlord:	MSCP Crosby, LLC, a Delaware limited liability company

Address of Landlord:	c/o Divco West Real Estate Services, Inc.
575 Market Street, 35th Floor
San Francisco, CA 94105
Attn: Asset Management

and

c/o Divco West Real Estate Services, Inc.
200 Fifth Avenue, First Floor
Waltham, MA 02451

Tenant:	Acme Packet, Inc., a Delaware corporation

Address of Tenant:	Prior to the Lease Commencement Date:

71 Third Avenue
Burlington, MA 01803
Attention: Mr. Robert G. Ory

With a copy to:

Bingham McCutchen LLP
One Federal Street
Boston, Massachusetts 02110-1726
Attention: Edward A. Saxe, Esq.

From and after the Lease Commencement Date:

The address of the Premises

With a copy to:

Bingham McCutchen LLP
One Federal Street
Boston, Massachusetts 02110-1726
Attention: Edward A. Saxe, Esq.

Broker:	Landlord’s representative:

Richards Barry Joyce Partners, LLC
53 State Street
Boston, MA 02109
Attn: John Wilson

Tenant’s representative:

Grubb & Ellis
200 State Street
Boston, MA 02109
Attention: Bradford A. Spencer, Senior Vice President

PREMISES AND TERM

Premises:	Approximately 1,787 rentable square feet of floor area located on the first (1st) floor of the east tower of the Building, 33,506 rentable square feet of floor area located on the second (2nd) floor of the east tower of the Building, approximately 53,583 rentable square feet of floor area located on the third (3rd) floor of the east tower of the Building, and approximately 34,912 rentable square feet of floor area located on the fourth (4th) floor of the east tower of Building, all as generally shown on the plans attached hereto as Appendix 1.1A and incorporated herein by this reference. The total rentable square footage of the Premises is approximately One Hundred Twenty-Three Thousand Seven Hundred Eighty-Eight (123,788) rentable square feet (the “Premises Rentable Area”).

Permitted Use:	General office uses, research and development uses, laboratory uses, light manufacturing uses, and uses accessory or ancillary thereto, all to the extent permitted by applicable zoning laws, and for no other purpose whatsoever.

Building:	The building located at 100 Crosby Drive, Bedford, Massachusetts, containing approximately 261,961 rentable square feet of floor area (the “Building Rentable Area”) located on the Land and all other improvements now or hereafter located on the Land.

Land:	The parcel of land known and numbered 100 Crosby Drive, Bedford, MA, which is legally described on Appendix 1.1B (Legal Description).

Property:	Collectively, the Land and the Building. The Property is generally shown on the Site Plan attached hereto as Appendix 1.1C.

Term:	Six (6) years and six (6) months, beginning on the Lease Commencement Date and ending on the Expiration Date, as more fully set forth in Article 1 of this Lease (the “Initial Term”; the Initial Term, as it may be extended by the five (5) year Extension Term (as defined in Section 1.4.1.1 hereof), is referred to as the “Term”).

Lease Commencement Date:	June 1, 2010, subject to Section 1.4.3.

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Rent Commencement Date:	December 1, 2010, subject to Section 1.4.3.

Expiration Date:	November 30, 2016.

FINANCIAL TERMS
Monthly Base Rent:

	Monthly	Annual
Months	Base Rent	Rate p/rsf
Commencing on the Rent Commencement Date through and including the Expiration Date	$201,155.50	$19.50

Monthly Base Rent is payable, in advance, on the first day of each calendar month.

Additional Rent:	Tenant’s Proportionate Share of increases in Operating Expenses and Taxes, and, if applicable, the Electric Charge, all as defined and provided in Article 2.

Base Tax Year:	Fiscal year 2011 (i.e., July 1, 2010 through June 30, 2011).

Base Expense Year:	Calendar year 2011 (i.e., January 1, 2011 through December 31, 2011).

Tenant’s Proportionate Share:
The percentage obtained by dividing the Premises Rentable Area by the Building Rentable Area, as the same may be adjusted from time to time based on changes to the Premises Rentable Area, the Building Rentable Area, or both. As of the date of this Lease, the Building Rentable Area is approximately 261,961 rentable square feet, and the Tenant’s Proportionate Share of increases in Taxes and Tenant’s Proportionate Share of increases in Operating Expenses is 47.25%.

Letter of Credit:	An unconditional, irrevocable letter of credit in the amount of $603,466.50 in the form of Appendix 2.6 attached hereto and made a part hereof, subject to reduction as set forth in Section 2.6 hereof.
ARTICLE 1. PREMISES AND TERM
     1.1. Premises. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, subject to the covenants and conditions set forth in this Lease, for the Term, commencing on the Lease Commencement Date and expiring on the Expiration Date, unless earlier terminated as provided in this Lease.
          1.1.1. Tenant’s Right to Use, in Common with Others, the Common Areas; Rights Reserved to Landlord. During the Term, Tenant shall have the right to use in common with others entitled thereto all areas and facilities outside the Premises and within the exterior boundary line of the land upon which Building is located that are designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant, and the other tenants of the Property and their respective employees, suppliers, customers and invitees, including, but not limited to common entrances, lobbies, corridors, stairwells, public restrooms, elevators, parking areas, roadways, grounds, landscaped areas, and

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sidewalks, and also including to the extent made available by Landlord to all tenants of the Property from time to time, recreation areas and other general amenities, areas or facilities including without limitation, a cafeteria and a fitness center (the “Common Areas”), subject to the Rules and Regulations attached hereto as Appendix 1.1.1, established by Landlord, and as reasonably amended or restated by Landlord from time to time, and to the right of Landlord to designate or change from time to time such areas and facilities or to cease operation of such amenities. During the Term Landlord shall use commercially reasonable efforts to operate, or cause an operator to operate, a fitness center and a cafeteria at the Property. In the event that the Landlord ceases to operate the cafeteria (other than with respect to a temporary closure, including, but not limited to, in connection with the repair, renovation, or alteration of the cafeteria, or a change in operator), Tenant, at Tenant’s sole cost and expense, may operate the cafeteria in the Building, provided that Tenant executes a license agreement in connection therewith in form reasonably satisfactory to Landlord, and provided further that if the cafeteria is made available to all tenants of the Building no additional rent shall be due to Landlord therefor, however, if the cafeteria is only available for Tenant’s use, the cafeteria shall be added to the Premises, and Tenant shall pay rent thereon at the same rate as with respect to the Premises and Tenant’s Proportionate Share shall be increased to account for the square footage of the cafeteria.
          1.1.2. Expansion Option. Provided that as of the date Tenant exercises its rights hereunder, (i) Tenant actually occupies at least fifty percent (50%) of the Premises originally demised under this Lease, (ii) Tenant is not in Default, and (iii) the Option Space (defined below) has not been leased to Tenant or to a third party pursuant to Section 1.1.3 below, Tenant will have the option, commencing on the date that Landlord delivers the Option Space to Tenant in the condition required by this Section 1.1.2, but, at Tenant’s election, in no event earlier than June 1, 2011 (the “Option Space Commencement Date”), to include a total of approximately 22,337 square feet of space on the second and fourth floors of the east tower of the Building as shown on Appendix 1.1.2 hereto, as part of the Premises (the “Option Space”). If Tenant exercises its right to include the Option Space as part of the Premises, Tenant will lease the Option Space upon all the terms and conditions of this Lease (i.e., the term for Tenant’s leasing of the Option Space shall expire on the Expiration Date, the Base Years set forth in the Schedule of Incorporated Terms hereof shall be applicable to Tenant’s payment of Additional Rent on account of the Option Space, the Base Rent for the Option Space will be at the annual rate of $19.50 per square foot of rentable space commencing no earlier than the Rent Commencement Date set forth herein, and the Option Space shall be delivered to Tenant with the completion by Landlord of certain improvements thereto (as further described below), provided, however the cost to Landlord of such Tenant Improvements shall not exceed $20 per rentable square foot of the Option Space).
Tenant’s payment to Landlord of Rent for the Option Space shall commence on the Option Space Commencement Date, but in no event earlier than the Rent Commencement Date set forth herein. In addition to its obligation to pay Base Rent, commencing on the Option Space Commencement Date, Tenant will reimburse and pay Landlord with respect to the Option Space, in the same manner as set forth in the Lease, with respect to Operating Expenses, Taxes and other items reimbursable by Tenant, and, commencing on the Option Space Commencement Date, Tenant shall pay the Electric Charges with respect to the Option Space. Effective as of the Option Space Commencement Date, Tenant’s Proportionate Share will be re-determined by Landlord based upon the total floor area of the Premises including the Option Space.
If Tenant desires to exercise its option to lease the Option Space, Tenant must deliver written notice of such exercise to Landlord no later than March 1, 2011 (the “Option Space Notice”), such Option Space Notice to include a preliminary space plan of the Option Space showing the requested improvements to the Option Space (provided, however, as set forth above, the cost to Landlord of such improvements shall not exceed $20 per rentable square foot of the Premises). Time is of the essence with respect to the giving of the Option Space Notice. If Tenant does not exercise its Option by such date, Tenant’s rights

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under this Section 1.1.2 will be null and void. Within thirty (30) days of Tenant’s exercise of the within option, Landlord and Tenant shall enter into an amendment to Lease which adds the Option Space to the Premises and includes all the terms and provisions, set forth herein, with respect to Tenant’s leasing of the Option Space (provided, however, any failure to execute and deliver such Amendment shall not affect the rights or obligations of the parties with respect to the Option Space), and in addition, within eight (8) days of receipt thereof Landlord shall reasonably approve or disapprove Tenant’s preliminary space plan. If Landlord disapproves the preliminary space plan, such disapproval shall be in writing and shall provide a reasonably detailed explanation of the reasons for such disapproval, and to the extent possible, suggestions for alternatives that would be acceptable to Landlord. Landlord and Tenant shall thereafter cooperate to complete such preliminary space plan; provided, however, the failure (despite Landlord’s compliance with the terms of this paragraph) to finalize the preliminary space plan by the date that is thirty (30) days following the date of Landlord’s receipt of the Option Space Notice shall be a Tenant Delay. All revisions and/or review of plans shall be completed within eight (8) days of receipt of comments in connection therewith and copies thereof, respectively. After final approval of the preliminary space plan (the “Final Space Plan”), Landlord shall, based on the Final Space Plan, prepare Construction Plans for the improvements to the Option Space in accordance with Section 2.1 of Appendix 1.3.4 (provided that the term “Space Plans” as used therein shall refer to the Final Plans as defined in this Section 1.1.2).
Landlord shall use reasonable efforts to substantially complete the improvements to the Option Space on June 1, 2011; provided, however, if the Option Space Notice is given before March 1, 2011, upon Tenant’s request, Landlord shall use reasonable efforts to substantially complete the improvements to the Option Space on the date that is one hundred twenty (120) days after the date of Landlord’s approval of the Final Space Plan (such applicable substantial completion date is hereinafter referred to as the “Option Space Delivery Date”). If Landlord is not able to deliver possession of the Option Space to Tenant by the Option Space Delivery Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Tenant hereunder, or extend the Term hereof, but in such case, Tenant shall not be obligated to pay rent with respect to the Option Space until the date that Landlord delivers possession of the Option Space to Tenant. Notwithstanding the foregoing, if the delay in the Option Space Delivery Date resulted from a Tenant Delay, the Option Space shall be deemed to have been delivered on the date that the improvements to the Option Space would have been substantially complete in the absence of such Tenant Delay.
          1.1.3. Right of First Refusal. Provided that as of the date of the giving of the ROFR Notice (as defined below), (i) Tenant actually occupies at least fifty percent (50%) of the Premises originally demised under this Lease, (ii) Tenant is not in Default, and (iii) Tenant has not exercised its rights under Section 1.1.2 hereof, if at any time during the Term any lease for the Option Space expires (or if the Option Space is otherwise vacant), if Landlord in good faith intends to enter into a lease (the “Proposed Lease”) for such Option Space with anyone (a “Proposed Tenant”) other than the tenant or subtenant then occupying such space, Landlord will first offer to Tenant the right to lease the Option Space upon all the terms and conditions of the Proposed Lease; provided, however, if the ROFR Notice (as hereinafter defined) is given on or prior to March 1, 2011, Tenant shall be given the option to lease the Option Space on the terms and conditions set forth in Section 1.1.2 above (rather than upon the terms and conditions of the Proposed Lease).
Such offer will be made by Landlord to Tenant in a written notice (the “ROFR Notice”) which offer will designate the space being offered and specify the terms for such Option Space, which will be the same as those set forth in the Proposed Lease, or, if such ROFR Notice is given on or before March 1, 2011, as set forth in the prior paragraph. Tenant may accept the offer set forth in the ROFR Notice by delivering to Landlord an unconditional acceptance (“Tenant’s Notice”) of such offer within ten (10) business days after delivery by Landlord of the ROFR Notice to Tenant (the “Response Date”), and if such Response

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Notice is given with respect to a ROFR Notice given on or before March 1, 2011, shall specify whether Tenant elects to lease such Option Space upon the terms and conditions of the Proposed Lease or upon the terms and conditions described in Section 1.1.2 hereof. Time is of the essence with respect to the giving of Tenant’s Notice. Except as otherwise set forth below, if Tenant does not accept (or fails to timely accept) an offer made by Landlord designated in the ROFR Notice, Landlord will be under no further obligation with respect to the Option Space or the Offered Space (as defined in Section 1.1.4 below), and Tenant shall not have any option or right to lease the Option Space under Section 1.1.2 or Section 1.1.3 of this Lease or the Offered Space under Section 1.1.4 of this Lease, and all of said Sections 1.1.2, 1.1.3, and 1.1.4 shall be of no further force or effect. In order to send the ROFR Notice, Landlord does not need to have negotiated a complete lease with the Proposed Tenant but may merely have a non-binding term sheet or letter of intent for the Proposed Lease, and Tenant must make its decision with respect to the Option Space as long as it has received Landlord’s good faith description of such material economic terms. Within thirty (30) days of delivery of Tenant’s Notice, Landlord and Tenant shall enter into an amendment to Lease which adds the Option Space to the Premises and includes all the applicable terms and provisions in connection therewith; provided, however, any failure to execute and deliver such Amendment shall not affect the rights or obligations of the parties with respect to the Option Space.
Tenant must accept all Option Space offered by Landlord at any one time if it desires to accept any of such Option Space and may not exercise its right with respect to only part of such space. In addition, if Landlord desires to lease more than just the Option Space to one tenant, Landlord may offer to Tenant, pursuant to the terms hereof, all such space which Landlord desires to lease, and Tenant must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just the Option Space (unless Tenant’s leasing of such Option Space is pursuant to a ROFR Notice given on or prior to March 1, 2011, and Tenant opts to lease such space on the terms set forth in Section 1.1.2 hereof). The term for Tenant’s leasing of the Option Space shall be for the time period set forth in the ROFR Notice (or as otherwise set forth in this Section 1.1.3), which may not be coterminous with the Term of the Lease for the original Premises.
If Tenant at any time declines any Option Space offered by Landlord under this Section 1.1.3, Tenant will be deemed to have irrevocably waived all further rights with respect to the Option Space (both under this Section 1.1.3 and under Section 1.1.2 hereof) as well as all rights with respect to the Offered Space under Section 1.1.4 hereof, and Landlord will be free to lease the Option Space to the Proposed Tenant or any subsequent tenant including on terms which may be more or less favorable to Landlord than those set forth in the Proposed Lease and to lease the Option Space to any third party without first offering such space to Tenant pursuant to Section 1.1.4 hereof. Notwithstanding the foregoing, if Landlord intends to lease the Option Space to a Proposed Tenant for a more favorable, by five percent (5%) or more, total rent paid over the term of the proposed lease or tenant improvement allowance, if any, than the rental rate and/or the tenant improvement allowance set forth in the ROFR Notice, and/or if the size or configuration of the Option Space offered by Landlord has been altered by more than five percent (5%), and/or if a lease for such Option Space has not been executed within one hundred eighty (180) days of the Response Date, Landlord shall re-offer the Option Space to Tenant, pursuant to the terms of this Section 1.1.3, prior to leasing the Option Space to any third party (other than the current tenant or subtenant thereof, if any).
          1.1.4. Right of First Offer. Tenant shall have the right during the initial Term of the Lease to lease any unoccupied space in the west tower of the Building (the “Offered Space”) in accordance with the terms of this Section 1.1.4, provided that as of the date of the giving of Tenant’s Expansion Request (as hereafter defined), (a) Tenant actually occupies at least fifty percent (50%) of the Premises originally demised under this Lease, and (b) Tenant is not in Default. If Tenant wishes to lease additional space in the Building, Tenant shall provide written notice to Landlord of Tenant’s desire to lease all or any portion of the Offered Space (“Tenant’s Expansion Request”). However, such expansion right shall not be applicable to (i) a renewal, expansion, assignment or sublease of any lease or any new

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lease with any existing tenant or any affiliate of any existing tenant for space in any portion of the Offered Space (and Landlord shall be free, at any time, to lease all or any portion of the Offered Space to any such party without first offering such space to Tenant), (ii) any expansion options or similar rights granted, at any time, to any other tenant in the Building pursuant to its lease, or (iii) the inclusion of any other space in Tenant’s Expansion Request in addition to the Offered Space.
If Tenant does not provide Tenant’s Expansion Request during the Initial Term of the Lease, then Tenant’s right to expand under this Section 1.1.4 automatically will terminate and be of no further force or effect. If Landlord determines in its sole and absolute discretion that such Offered Space is available for lease or will be available for lease within the six months following Landlord’s receipt of Tenant’s Expansion Request Landlord will propose to lease such space to Tenant at a rental rate and upon other terms and conditions acceptable to Landlord in its sole and absolute discretion (“Landlord’s Expansion Proposal”). No court, arbitrator, mediator, appraiser or other third party shall have the right to determine the terms and conditions for any lease terms in Landlord’s Expansion Proposal. Tenant shall have ten (10) business days within which to agree to lease such Expansion Space on the terms set forth in Landlord’s Expansion Proposal or to reject such proposal. Time is of the essence with respect to the giving of Tenant’s notice of acceptance of Landlord’s Expansion Proposal. The failure of Tenant to provide written notice of acceptance shall be deemed a rejection. If Tenant provides written notice of acceptance of Landlord’s Expansion Proposal, but makes any changes in the terms for the lease of the Expansion Space contained in the Landlord’s Expansion Proposal, then it shall be deemed a rejection of Landlord’s Expansion Proposal.
Tenant must accept all Offered Space offered by Landlord in Landlord’s Expansion Proposal at any one time if it desires to accept any of such Offered Space, and may not exercise its right with respect to only part of such space. In addition, if Landlord desires to lease more than just the Offered Space to one tenant, Landlord may offer to Tenant, pursuant to the terms hereof, all such space which Landlord desires to lease, and Tenant must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just the Offered Space.
If Tenant does not accept the offer to lease the Offered Space (or any portion thereof) contained in the Landlord’s Expansion Proposal, Landlord shall be free to lease all or any portion of the Offered Space (including, without limitation, any space that is part of the Offered Space but was not included in Landlord’s Expansion Proposal) to any other party on such terms proposed in Landlord’s Expansion Proposal, or on any other terms which may be different than the terms in Landlord’s Expansion Proposal, in which case Tenant’s right to lease all or any portion of the Offered Space shall automatically terminate and be of no further force and effect, notwithstanding that Landlord may or may not actually lease all or any portion of the Offered Space to any other party(ies). Tenant acknowledges that Landlord shall have the right to lease portions of the Offered Space to different parties, but that Tenant’s expansion right under this Section 1.1.4 only pertains to the Offered Space contained in Landlord’s Expansion Proposal.
Within thirty (30) days of delivery of Tenant’s acceptance of Landlord’s Expansion Proposal, Landlord and Tenant shall enter into an amendment to Lease which adds the Offered Space to the Premises and includes all the applicable terms and provisions in connection therewith; provided, however, any failure to execute and deliver such Amendment shall not affect the rights or obligations of the parties with respect to the Offered Space.
     1.2. Licenses and Other Rights.
          1.2.1. Parking Rights. During the Term, Tenant shall have the right, with respect to the Premises and the Option Space, to use in common with other tenants of Landlord, at no cost to Tenant, four (4) parking spaces per 1,000 square feet of Premises Rentable Area (i.e., 495 total spaces as of the

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date of this Lease) as the same may exist from time to time, in the parking areas designated by Landlord for use by Building tenants (the “Parking Lot”). Landlord may establish reasonable, non-discriminatory rules and regulations regarding the use of the Parking Lot. Without limiting the foregoing, at all times during the Term, Landlord shall, at Landlord’s sole cost and expense, ensure that the Parking Lot contains sufficient parking spaces to satisfy the parking rights Landlord has granted to Tenant and all other tenants so that the number of parking spaces allocated to Tenant are available for Tenant’s use.
Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles, sport-utility vehicles and pick-up trucks, herein called “Permitted Size Vehicles.” Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Landlord. Landlord reserves the right, in its reasonable discretion, to determine whether parking facilities are becoming overcrowded, and in such event, to allocate parking spaces among tenants or to designate areas within which Tenant must park; provided that, at all times, Tenant shall have the right to the number of spaces described above. Landlord may, in its reasonable discretion, assign tandem parking spaces to Tenant and/or grant designated, reserved parking stalls to other tenants in the Building. For purposes of this Lease, a “parking space” refers to the space in which one (1) motor vehicle is intended to park (e.g., a tandem parking stall includes two tandem parking spaces). Further, Landlord may, in its sole discretion, elect to use a valet service (of Landlord’s choice, so long as first class valet service is provided) to park cars in the parking area serving the Property. Tenant shall, at all times, cooperate with Landlord in connection with the operation of such valet service. Tenant and Tenant’s employees, visitors and customers assume all responsibility for damage and theft to vehicles, except for that caused by any valet service. Landlord shall have no obligation whatsoever to monitor or police the use of the parking or other Common Areas except to the extent necessary to ensure the number of parking spaces granted to Tenant are available for Tenant’s use. If Tenant commits, permits or allows any of the prohibited activities described in this Lease or the rules and regulations then in effect, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be payable upon invoice by Landlord.
          1.2.2. Generator. Landlord grants to Tenant an exclusive license to use throughout the Term the existing 300 kw generator that services the computer lab on the fourth floor portion of the Premises and the UPS systems (a 40 kva unit and a 50 kva unit) that service the computer lab and professional services lab on the fourth floor portion of the Premises (the “Backup Power System”). In addition, Tenant may install, at Tenant’s sole cost and expense and in compliance with the terms and conditions of this Lease, conduits and other equipment connecting the Premises to the Backup Power System (collectively, “Tenant’s Equipment”). At all times during the Term hereof, Tenant shall maintain, at Tenant’s sole cost and expense, Tenant’s Equipment in good, operational working order and condition (copies of such maintenance records to be provided to Landlord within five (5) days of Landlord’s request therefor) and in compliance with all applicable laws, codes, ordinances, orders, directives, rules and regulations, all insurance requirements, and all reasonable rules and regulations which may be promulgated by Landlord from time to time. At Landlord’s request, Tenant shall test Tenant’s Equipment at least once per year, and provide the results of such testing to Landlord within five (5) days of the date of Tenant’s receipt of such results. Although Tenant is not required to pay to Landlord a fee for the usage of the Backup Power System, Tenant shall pay to Landlord all actual utility and fuel costs, determined by Landlord in its reasonable discretion, associated with Tenant’s use of the Backup Power System. Tenant shall maintain the Backup Power System in accordance with commercially reasonable standards; provided, however Landlord shall replace the Backup Power System if such system requires replacement during the Term, and Tenant shall reimburse Landlord as additional rent on a monthly basis during the Term for the annual amortization of the cost of such replacement, amortized over the remainder of the Term. The Backup Power System shall be returned to Landlord in good working order, reasonable wear

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and tear excepted. Tenant acknowledges that Landlord makes no warranty or representation with respect to the Backup Power System or its suitability for Tenant’s use, and Landlord shall have no responsibility or liability to Tenant in connection with any failures of such Backup Power System; provided, however, Landlord hereby provides Tenant with a one-year warranty on the Backup Power System, such that Landlord shall be responsible, at its sole cost and expense, for any necessary replacement thereof for a period of one year following the Lease Commencement Date. Tenant hereby releases Landlord and its property manager and their respective agents and employees, and waives any and all claims for damage or injury to person or property or loss of business sustained by Tenant, in connection with or resulting from the Backup Power System becoming in disrepair, malfunctioning, or failing, all as further set forth herein, except in each case, to the extent a court of competent jurisdiction determines that such damage or injury resulted from a breach of Landlord’s duty hereunder.
Tenant’s right to use the Backup Power System is granted solely to service the Premises, and Tenant shall not permit the use of the Backup Power System by any party not occupying the Premises. Landlord shall have the right to inspect the Backup Power System, upon twenty-four (24) hours prior notice to Tenant, to ensure compliance with the terms of this Lease. Upon expiration or termination of this Lease, unless otherwise specified by Landlord, Tenant shall return the Backup Power System and associated conduits to Landlord in the condition existing on the Lease Commencement Date, reasonable wear and tear excepted. Tenant shall have the right to install additional conduits and other equipment supporting the Backup Power System, and to upgrade the Backup Power System, with Landlord’s prior written consent, which consent shall not be unreasonably withheld, and then in compliance with all the terms and conditions of the Lease.
          1.2.3. Rooftop Equipments. Effective as of the Lease Commencement Date, Landlord hereby grants to Tenant a license to use an approximately two thousand (2,000) square foot portion of the roof (the “Rooftop Installation Area”) of the Building and enjoy 24-hour access thereto (the “Rooftop License”) at a technologically sufficient location to be proposed by Tenant and reasonably approved by Landlord, with any guide wires to be located therein or within the immediate vicinity. The Rooftop Installation Area is to be used by Tenant solely for the installation, operation, maintenance, repair and replacement during the Term of this Lease of Tenant’s communications equipment (collectively, the “Communications Equipment”). Prior to installation of any Communications Equipment, Tenant shall submit to Landlord the applicable specifications for such Communications Equipment. Tenant’s installation and operation of the Communications Equipment and its obligations with respect thereto shall be all in accordance with the terms, provisions, conditions and agreements contained in this Lease, including, but not limited to Appendix 1.3.3. Once the Rooftop Installation Area has reached its full capacity, except for replacement of the Communications Equipment, Tenant shall have no right to install any additional equipment on the rooftop of the Building without Landlord’s prior written consent which may be withheld in Landlord’s sole and unrestrained discretion. Further, Tenant covenants that such Communications Equipment shall (i) not adversely affect the roof or the structural elements of the Building, (ii) not void any applicable roof warranty, (iii) comply with all governmental regulations and requirements, (iv) be installed at Tenant’s sole cost and expense, (v) be screened from view in a reasonable manner, and (vi) not unreasonably interfere with other systems already in place on the Building, if any. Tenant shall be responsible for the maintenance and repair of the Communications Equipment, at Tenant’s sole cost and expense, and Tenant agrees that the installation, operation and removal of the Communications Equipment will be at its sole risk. Landlord assumes no responsibility for interference with the operation of the Antenna caused by other tenants’ or licensees’ telecommunications equipment, or for interference with the operation of other tenants’ and licensees’ telecommunications equipment caused by the Communications Equipment. At the expiration or earlier termination of the Lease, the Communications Equipment shall remain the property of Tenant, and shall be removed by Tenant in accordance with the terms hereof. Upon the removal by Tenant of any Communications Equipment, Tenant shall repair any damage done in connection with such removal.

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          1.2.4. Right to Install Security Cameras in Parking Areas. At Tenant’s option, Tenant may install a security camera system (the “Security Camera”) in the Parking Lot for the purpose of monitoring the safety of Tenant’s employees and invitees. Prior to installation of the Camera System, Tenant shall provide Landlord with notice of Tenant’s intent to install such system, which notice shall include a description of the Camera System to be installed, as well as the means, methods, and location of installation, all of which shall be subject to Landlord’s approval, not to be unreasonably withheld. Tenant’s installation and operation of the Camera System and its obligations with respect thereto shall be at Tenant’s sole cost and expense and otherwise in accordance with the terms, provisions, conditions and agreements contained in this Lease, including, but not limited to Appendix 1.3.3. Tenant shall be responsible for the maintenance and repair of the Camera System, at Tenant’s sole cost and expense, and Tenant agrees that the installation, operation and removal of the Camera System will be at its sole risk. At the expiration or earlier termination of the Lease, the Camera System shall remain the property of Tenant, and shall be removed by Tenant in accordance with the terms hereof. Upon the removal by Tenant of the Camera System, Tenant shall repair any damage done in connection with such removal. As set forth in this Lease, Tenant is responsible for the security of its employees, contractors, representatives, and invitees, and the terms of this Section 1.2.4 shall not in any way derogate from such responsibility, nor shall it impose any responsibility for security on Landlord. Further, Tenant waives any and all claims against Landlord, its agents, advisors, employees, members, officers, directors, partners, trustees, beneficiaries and shareholders (each, a “Landlord Party”) and the agents, advisors, employees, members, officers, directors, partners, trustees, beneficiaries and shareholders of each Landlord Party (collectively, the “Landlord Parties”) that may arise in connection with the Camera System or as a result of, or in connection with, anything recorded by such Camera System (except to the extent any such claim results from the gross negligence or willful misconduct of Landlord or its employees, agents, or contractors). Further, Tenant agrees to indemnify and defend Landlord, and all of the Landlord Parties, against all claims, actions, damages, liabilities and expenses including reasonable attorney’s fees incurred in connection with the loss of life, personal injury, damage to property or business or any other loss or injury or as a result of any litigation arising out of the installation, use, operation, existence, or removal of the Camera System by Tenant, or its successors and/or assigns (except if such liability is caused by the gross negligence or willful misconduct of Landlord or its employees, agents, or contractors).
     1.3. Condition of Premises.
          1.3.1. Condition of Premises at Lease Execution. Landlord agrees to deliver the Premises to Tenant in their present condition, subject to the construction of the Landlord’s Work by Landlord as provided in Section 1.3.4 hereof and Appendix 1.3.4 attached hereto, and subject to Landlord’s completion of the work described in Section 1.3.5 below. Tenant acknowledges that the Premises are being delivered “as is”, that Tenant has performed preliminary investigations and reviews and has concluded on its own judgment that the Premises are suitable for the purposes intended, without any representations or warranties of any kind (including, without limitation, any express or implied warranties of merchantability, fitness or habitability) from Landlord or any agent of Landlord, except as expressly provided in this Lease.
          1.3.2. Acceptance of Premises. Tenant’s taking possession of the Premises shall be conclusive evidence that the Premises were in good order and satisfactory condition when Tenant took possession. Except as expressly provided herein, no agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Property, and no representation regarding the condition of the Premises or the Property or the suitability of the Premises for Tenant’s proposed use thereof, have been made by or on behalf of Landlord or relied upon by Tenant.
          1.3.3. Tenant Work. “Tenant Work” shall mean any and all work (if any), including, without limitation, demolition, improvements, additions and alterations, in or to the Premises performed

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by Tenant in connection with Tenant’s initial occupancy of the Premises. All Tenant Work shall be performed in accordance with the terms and conditions of Appendix 1.3.3 hereto.
          1.3.4. Initial Tenant Improvements — Landlord’s Work. The “Landlord’s Work” shall mean the initial Tenant Improvements to be constructed by Landlord to the Premises (and as further defined in Appendix 1.3.4), as well as certain exterior landscaping improvements and building exterior cleaning to be completed by Landlord (the “Exterior Improvements”, as further defined in Appendix 1.3.4), all in accordance with Appendix 1.3.4 attached hereto. Notwithstanding anything to the contrary contained herein, all costs (including both hard and soft costs of construction) of the Tenant Improvements (including the Tenant Improvements as defined in Appendix 1.3.4, but excluding the Exterior Improvements, as defined in paragraph 2 and Schedule 2 of Appendix 1.3.4) in excess of $3,198,768.00 shall be paid by Tenant within ten (10) days of the date of an invoice from Landlord. Notwithstanding anything to the contrary contained herein, Landlord shall, within a commercially reasonable period of time, repair and/or correct any defects in the Tenant Improvements of which Tenant has delivered notice to Landlord prior to the expiration of the one (1) year period following the date of substantial completion thereof.
          1.3.5. Base Building Work. Landlord shall cause all structural elements, including the roof, HVAC, life safety, electrical, plumbing and other building systems to be in good, working order and repair as the Lease Commencement Date.
          1.3.6. Fourth Floor Stairwell. Currently, the portion of the Option Space located on the fourth (4th) floor of the east tower of the Building (the “Fourth Floor Option Space”) requires exiting to a stairwell located within the portion of the Premises located on the fourth (4th) floor of the east tower of the Building (the “Fourth Floor Premises”). Concurrently with the construction of the Tenant Improvements (but subject to the following sentence), Landlord shall install, at Tenant’s sole cost and expense (such costs to be paid by Tenant to Landlord within fifteen (15) days of the date of Landlord’s invoice therefor), two alarmed, secured egress doors satisfactory to Tenant, one to be located between the Fourth Floor Premises and the Fourth Floor Option Space (adjacent to the stairwell referenced above), and the second to be located between the Fourth Floor Option Space and the adjacent fourth floor space located in the west tower of the Building. Notwithstanding the foregoing, if the appropriate Building Department requires the construction of an enclosed hallway and elevator lobby enclosure within the Fourth Floor Premises (the “Enclosed Hallway/Lobby”), rather than the secured egress door described above, Landlord, as part of the construction of the Tenant Improvements, shall so construct the Enclosed Hallway/Lobby, provided that all aspects of Landlord’s construction thereof shall be subject to Tenant’s approval, which shall not be unreasonably withheld, conditioned or delayed. Additionally, if a secured egress door is installed in the Fourth Floor Premises, and subsequently Tenant does not exercise its right to lease the Fourth Floor Option Space, and Landlord leases all or any portion of the Fourth Floor Option Space to a party unrelated to Tenant, Landlord, at Landlord’s sole cost and expense (and not includable as an Operating Expense), shall so construct the Enclosed Hallway/Lobby. Further, Landlord, after the initial installation thereof, reserves the right to replace, at Landlord’s cost and expense, the secured egress door located between the Fourth Floor Option Space and the space in the west tower of the Building with a secured door of a different style. Tenant may use the Building stairwells for employee access between floors of the Premises, subject to compliance with applicable Legal Requirements and the provisions of this Lease. Incident to such use, Tenant may from time to time install, at Tenant’s sole cost and expense, in accordance with the terms and provisions of the Lease, and provided that such installation does not cause any non-compliance of the Building with applicable Legal Requirements, security access equipment for entry/egress from such stairwells into the Premises as well as upgraded security doors to the Premises (such security access system and related finishes to be reasonably approved by Landlord in accordance with the terms hereof). Upon the expiration or earlier termination of the Term, Tenant shall remove such security installations and restore the affected areas substantially to their prior condition.

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     1.4. Term and Termination Date.
          1.4.1. Term. The Term of this Lease shall be the time period provided in the Schedule of Incorporated Terms, commencing on the Lease Commencement Date and expiring on the Expiration Date, unless terminated earlier or extended as provided in this Lease.
               1.4.1.1 Extension Term. Provided Tenant is occupying at least fifty percent (50%) of the Premises, Tenant in not in Default hereunder, both at the time the option may be exercised, and on the commencement date of the Extension Term (as hereinafter defined), Landlord grants to Tenant one (1) option (the “Extension Option”) to extend this Lease with respect to all of the Premises for an additional period of five (5) years (the “Extension Term”). The Extension Option may be exercised by Tenant delivering written notice to Landlord at least twelve (12) months, but not more than fifteen (15) months, prior to the Expiration Date of the Initial Term (the “Tenant’s Extension Notice”). Time is of the essence in the exercise of the Extension Option.
The annual Base Rent payable for the Extension Term (the “Extension Rental Rate”) shall be ninety-five percent (95%) of the market rental rate for comparable space in comparable buildings in the general vicinity of the Building (with respect to size, age, use, quality, utility and location) being leased by a new, non-equity tenant, and taking into account the Tenant’s creditworthiness, the length of the term, the base years, expansion and extension rights (or the lack thereof), and all allowances and concessions being offered in the marketplace, as well as transaction costs, such as broker’s commissions (or the lack thereof) (but in no event less than $19.50 per square foot of Premises Rentable Area), determined as follows:
In the event Tenant timely exercises the Extension Option in accordance herewith, within thirty (30) days after Landlord receives notice of Tenant’s exercise of such Extension Option, Landlord shall notify Tenant in writing of Landlord’s good faith determination of the Extension Rental Rate for the Extension Term (“Landlord’s Extension Term Rental Notice”). Tenant shall have fifteen (15) days from the date of Landlord’s Extension Term Rental Notice to either accept or dispute Landlord’s determination of the Extension Rental Rate. In the event that Tenant disputes Landlord’s determination of the Extension Rental Rate, Tenant shall so notify Landlord and advise Landlord of Tenant’s determination of the Extension Rental Rate. If Landlord and Tenant cannot agree upon the Extension Rental Rate within thirty (30) days of the date of Landlord’s Extension Term Rental Notice (the “Negotiation Period”), Landlord and Tenant shall simultaneously exchange within the following fifteen (15) days, on a date determined by Landlord, statements setting forth each such party’s conclusion regarding the Extension Rental Rate (each, a “Statement of Rental Rate”); provided, however, that if one party has not submitted such statement within forty-five (45) days after the date of Landlord’s Extension Term Rental Notice, then the determination set forth in the other party’s statement shall be final and binding upon both parties. Landlord and Tenant shall then mutually select a real estate professional with at least ten (10) years’ continuous experience in the business of appraising or marketing multi-tenant office buildings in the Greater Boston Area (the “Valuation Expert”) to resolve the dispute as to the Extension Rental Rate. If Landlord and Tenant cannot agree upon the designation of the Valuation Expert within thirty (30) days of the exchange of the Statements of Rental Rate, either party may apply to the American Arbitration Association, the Greater Boston Real Estate Board, or any successor thereto, for the designation of a Valuation Expert. Within ten (10) days of the selection of the Valuation Expert, Landlord and Tenant shall each submit to the Valuation Expert a copy of its Statement of Rental Rate, together with any supporting material. The Valuation Expert shall not perform his own valuation, but rather, shall, within thirty (30) days after receipt of such submissions, select as the Extension Rental Rate the submission which the Valuation Expert concludes most closely and accurately reflects the Extension Rental Rate for the Premises and the rental rate set forth in that submission shall be the Extension Rental Rate for the Extension Term in question (provided, however, that in no event shall the Extension Rental Rate ever be less than $19.50 per square foot of Premises Rentable Area). The Valuation Expert shall give notice of

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his or her determination to Landlord and Tenant and such decision shall be final and conclusively binding upon Landlord and Tenant. Each party shall pay the fees and expenses of any real estate professional such party retains and such party’s counsel, if any, in connection with any proceeding under this paragraph, and the party whose determination was determined by the Valuation Expert not to most accurately and closely reflect the Extension Rental Rate of the Premises shall pay the fees and expenses of the Valuation Expert.
Landlord and Tenant shall execute an amendment to this Lease within thirty (30) days after the determination of the Extension Rental Rate (in accordance with the procedure set forth above) for the Extension Term, which amendment shall set forth the Extension Term, the Extension Rental Rate, and any other terms and conditions for such Extension Term; provided, however, any failure to execute and deliver such Amendment shall not affect the rights or obligations of the parties with respect to the Extension Term.
Except as set forth above, the Extension Term shall be subject to all of the terms and conditions of this Lease; provided, however, that Tenant shall have no further extension rights once it has exercised the Extension Option.
          1.4.2. Yield Up. Upon the expiration or earlier termination of the Term or Tenant’s right to possession of the Premises, Tenant shall return the Premises to Landlord broom clean and in the same order and condition existing on the Lease Commencement Date (and with respect to any space added to the Premises, the condition of such space on the date of delivery of such space to Tenant), ordinary wear, only, excepted, subject, however, to the following provisions. Furthermore, Landlord shall not require Tenant to remove any Alterations (as defined in Section 3.5.1) installed in the Building by Tenant (collectively, “Tenant’s Installations”), unless such Tenant’s Alterations are special purpose installations such as interior staircases between floors, safes, high density filing systems, kitchens (not including accessory coffee stations), and the like, which are not customary in similar buildings, and Landlord specifies the items which are to be removed during its approval of the plans for such items. Further, Landlord will not specify removal of cabling, conduits, wiring, supplemental HVAC and the like. If Tenant desires to remove any such Tenant Installations or other items which Landlord may not require to be removed, Tenant may only remove such items upon receipt of Landlord’s approval thereof. If Landlord requires Tenant to remove Tenant’s Installations (or if Tenant has received approval to remove such items), then such removal shall be done in a good and workmanlike manner; and, upon such removal, Tenant shall restore the Premises to its condition prior to the installation of such Tenant Installations (including, without limitation, repairing any damage caused by the removal of Tenant’s Installations). Prior to the expiration or earlier termination of the Term or Tenant’s right to possession of the Premises, Tenant shall also remove its furniture, equipment, trade fixtures and other items of personal property from the Premises. If Tenant does not remove such items prior to the expiration or earlier termination of the Term or Tenant’s right to possession of the Premises, Tenant shall be conclusively presumed to have conveyed the same to Landlord free and clear of any and all liens and security interests without further payment or credit by Landlord to Tenant; or at Landlord’s sole option such items shall be deemed abandoned, in which event Landlord may cause such items to be removed and disposed of at Tenant’s expense, without notice to Tenant and without obligation to compensate Tenant, and Landlord shall, prior to returning the Security Deposit to Tenant pursuant to Section 2.6 hereof, deduct the cost of such removal and disposal from the Security Deposit, with any costs thereof in excess of the Security Deposit to be paid by Tenant to Landlord upon demand.
          1.4.3. Delay in Possession. If for any reason Landlord cannot deliver possession of the Premises to Tenant by the Lease Commencement Date, except as hereinafter provided, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Tenant hereunder, or extend the Term hereof, but in such case, Tenant shall not, except as

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otherwise provided herein, be obligated to pay rent under the terms of this Lease until the date that is six (6) months following the date that Landlord delivers possession of the Premises to Tenant. In addition, (a) Tenant shall be entitled to an additional abatement of rent equal to one day’s rent for each day after June 1, 2010 that Landlord fails to deliver the Premises in the required condition, (b) two days’ rent for each day after September 1, 2010 that Landlord fails to deliver the Premises in the required condition, and (c) three days’ rent for each day after December 31, 2010 that Landlord fails to deliver the Premises in the required condition, all to be applied against rent first becoming due hereunder. Notwithstanding the foregoing, if the delay in the Lease Commencement Date resulted from a Tenant Delay, the Premises shall be deemed to have been delivered on the later of (a) the Lease Commencement Date as set forth in Section 1.1 hereof, or (b) the date that the Landlord’s Work would have been substantially complete in the absence of such Tenant Delay (and the Rent Commencement Date shall be six (6) months thereafter), and the dates set forth above shall be extended by one day for each day of Tenant Delay. In addition to the above, if the Lease Commencement Date has not occurred by December 31, 2010, Tenant, at Tenant’s option, exercised by written notice to Landlord given no later than January 10, 2011, may elect to complete Landlord’s Work on its own (with the remaining costs therefor to be reimbursed to Tenant by Landlord within thirty (30) days of receipt by Landlord of an invoice from Tenant for such costs, accompanied by customary documentation supporting the charges for completion of such work, which documentation is of a scope and detail sufficient to satisfy a commercial construction lender operating in the market area in which the Building is located and which shall include copies of paid invoices from Tenant’s contractor, paid invoices for materials, equipment, moving and/or installation charges, and lien waivers). If such option is chosen, Landlord shall reasonably cooperate with Tenant to accommodate Tenant’s contractor, and as otherwise reasonably necessary for Tenant to complete the Landlord Work. If Landlord fails to reimburse Tenant for such costs within such thirty-day period, Tenant shall have the right to offset unreimbursed costs against Monthly Base Rent first becoming due hereunder; provided, however, Tenant shall not be entitled to offset more than 20% of any particular installment of Monthly Base Rent. Landlord shall (i) notify Tenant promptly after obtaining knowledge of any fact, event, condition or circumstance which could delay Landlord’s delivery of the Premises in the required condition, and (ii) promptly upon Tenant’s request from time to time, provide Tenant with progress reports regarding Landlord’s expected timing of completion of Landlord’s Work.
Except for the remedies specifically set forth in this Section 1.4.3, which are Tenant’s sole remedies for the failure of the Lease Commencement Date to occur by the dates specified herein, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Tenant hereunder, and Tenant waives any right to rescind this Lease or, except as otherwise set forth herein, to recover from Landlord any damages, direct or indirect, which may result from the failure of Landlord to timely deliver the Premises.
     1.5. Landlord’s Additional Reserved Rights. Landlord may exercise the rights set forth in this Section 1.5 without notice and without liability to Tenant and the exercise of such rights shall not constitute or be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises and shall not give rise to any claim for set-off, diminution or abatement of rent, damages or any other claim whatsoever, provided, however, Landlord shall use commercially reasonable efforts to provide Tenant with reasonable prior notice of the exercise of such rights, and Landlord’s exercise of its rights under this Section 1.5 shall not, other than to a de minimus extent, reduce the square footage of the Premises or materially and adversely impair, disturb, or interfere with, Tenant’s use of the Premises for the Permitted Use, or the operation of its business therein, or Tenant’s parking or other appurtenant rights. Notwithstanding anything in this Lease to the contrary, all the perimeter walls of the Premises except the interior surfaces thereof, any space in or adjacent to the Premises used for shafts, stacks, ducts, pipes, conduits, wires and appurtenant fixtures, fan rooms, electrical lines, panels or other equipment used to transmit or store electricity, water lines, storm and sanitary sewer lines, all other utility lines, installations and meters, janitorial or other service areas, and all other Building facilities to which Tenant has not been

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granted rights hereunder (the “Reserved Areas and Facilities”), and the use thereof, are expressly excluded from the Premises and reserved to Landlord. In addition, subject to the foregoing, Landlord excepts and reserves the right from time to time: (a) to install, use, maintain, repair, replace and relocate within the Premises and other parts of the Building, or either, any Reserved Areas and Facilities; and (b) to make alterations to the Building and to alter or relocate any entranceways, Common Areas or other Reserved Areas and Facilities (including, without limitation, all access driveways, walkways and parking areas, if any) serving the Premises. Subject to the foregoing, Landlord further reserves the right, at any time, to lease, license, or otherwise permit the use by any party of such Reserved Areas and Facilities.
Landlord reserves the following additional rights so long as, in each case, Landlord’s exercise of such rights does not, other than to a de minimus extent, reduce the square footage of the Premises or materially and adversely impair, disturb, or interfere with, Tenant’s use of the Premises or the operation of its business therein, or Tenant’s parking or other appurtenant rights, and in the case of any work which is not required as a result of an emergency situation, Landlord shall (i) give Tenant not less than ten (10) business days’ prior written notice, and (ii) to the extent commercially reasonable, perform such work which is required to be performed in the Building after regular business hours: (a) to change the name of the Building; (b) to install, affix and maintain any and all signs on the exterior of the Building (but subject to Tenant’s rights under Section 3.15 hereof and otherwise in compliance with all applicable laws, codes, rules and regulations); (c) to make repairs, decorations, alterations improvements, replacements, or modifications, whether structural or otherwise, in and about the Building, and for any of the purposes identified in this Section 1.5, to enter upon the Premises, temporarily close doors, corridors and other areas in the Building and interrupt or temporarily suspend services or use of Common Areas in case of emergency, or necessary repair or alterations; (d) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises; (e) to grant to any person or to reserve unto itself the exclusive right to conduct any business in compliance with laws or render any service in the Building; (f) to show or inspect the Premises at reasonable times upon reasonable prior written notice to Tenant; provided that Landlord shall not show the Premises to prospective tenants of the Building without Tenant’s prior written consent except in the last twelve (12) months of the Term; (g) to temporarily close any Common Areas to perform such acts as, in Landlord’s reasonable judgment are necessary or desirable to maintain or improve the Property; (h) to install, use and maintain in and through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant’s use of the Premises; (i) to subdivide or resubdivide the Property; (j) to take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building; and (k) to take such other action which in Landlord’s judgment is necessary to comply with the provisions of any Mortgage (as defined in Section 7.1).
ARTICLE 2. RENT AND SECURITY
     2.1. Rent. Tenant shall pay Monthly Base Rent and Additional Rent and all other Rent reserved herein all in accordance with the terms of Article 2 and the definitions set out in Article 2. For purposes of this Lease, the term “Rent” means Monthly Base Rent, Additional Rent, and any other sums or charges payable by Tenant (regardless of to whom payable) including, without limitation, charges for overtime services under this Lease. For purposes of this Lease, the terms “Monthly Base Rent” and “Additional Rent” shall have the meanings ascribed to such terms in the Schedule of Incorporated Terms.
     2.2. Components of Rent. Tenant agrees to pay the following amounts in lawful currency of the United States to Landlord at Landlord’s Address or at such other place as Landlord may designate from time to time without further notice, demand, deduction, setoff or abatement, except as expressly provided in this Lease:

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          2.2.1. Monthly Base Rent. Tenant shall pay the Monthly Base Rent in advance on or before the first day of each month of the Term, as set forth in the Schedule of Incorporated Terms.
          2.2.2. Additional Rent. Tenant shall pay Additional Rent in monthly installments, as described below, in an amount equal to Tenant’s Proportionate Share of increases in Taxes above Taxes in the Base Tax Year and Tenant’s Proportionate Share of increases in Operating Expenses above Operating Expenses in the Base Expense Year. In addition, unless the Premises are separately metered, Tenant shall pay Additional Rent consisting of the Electric Charge as set forth in Section 2.2.3 below.
               2.2.2.1 “Operating Expenses” means all expenditures, costs and disbursements (exclusive of Taxes) paid or incurred by Landlord in connection with the ownership, administration, management, maintenance, repair, replacement, improvement, alteration, and operation of the Property or any part thereof, including by way of example rather than limitation all expenditures, costs and disbursements relating to: all surfaces, coverings, decorative items, carpets, drapes, window coverings, loading areas, trash areas, roadways, sidewalks, stairways, striping, bumpers, irrigation systems, lighting facilities, building exterior and roofs, fences and gates; all heating, ventilating and air conditioning equipment (“HVAC”), plumbing, mechanical, electrical systems, life safety systems and equipment, telecommunication equipment, elevators, escalators, tenant directories, fire detection systems including sprinkler system maintenance and repairs; energy and utility services including water service, sewer service, natural gas, fuel oil and electricity; janitorial service, trash removal, repairs and replacements of worn, damaged or obsolete equipment and components, maintenance, service contracts, management fees, governmental permits and overhead expenses; interior and exterior landscaping, parking lots serving the Building, valets fees and costs; costs of operating the cafeteria and/or fitness center, including subsidies provided to the operator thereof; snow removal and trash removal; security; legal services, accounting fees, and consulting fees; professional fees; audit fees; salaries, wages, fringe benefits, worker’s compensation insurance premiums and payroll taxes and union dues of workers and other employees of Landlord and its property manager, and any management/leasing office (but excluding any rent payable therefor); insurance premiums, fees and impositions, including any deductibles; materials, supplies, and tools used in managing maintaining and/or cleaning the Property; replacing, modifying and/or adding improvements or equipment mandated by any law, statute, regulation or directive of any governmental agency and any repairs or approvals necessitated thereby; payments made by Landlord under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the payment or sharing of costs among property owner; any business property taxes or personal property taxes imposed upon the fixtures, machinery equipments, furniture and personal property used in connection with the operation of the Property; other items attributable to operating or maintaining any or all of the Property.
Notwithstanding the above listing of Operating Expenses, the following items are excluded:
          (a) Costs (including permit, license and inspection costs) of tenant alterations incurred from renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;
          (b) Interest and principal payments, points and fees, and reserves and escrows on mortgages or any other debt instrument encumbering the Building or the Land or any rental payments on any ground leases;
          (c) Advertising expenses and leasing or brokerage commissions incurred in procuring new tenants (including, without limitation, leasing commissions, space planning costs and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building);

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          (d) Any cost or expenditure for which Landlord is actually reimbursed by insurance proceeds or a condemnation award;
          (e) The cost of any goods or services furnished to any other tenant in the Building which Landlord does not make generally available to tenants in the Building;
          (f) Legal expenses incurred in connection with negotiating and securing leases and preparation of letters, deal memos, letters of intent, subleases and/or assignments and the enforcement of leases;
          (g) Contributions to reserves, and expenditures made out of any reserve fund, contributions to which have been made prior to the date hereof;
          (h) Expenses incurred in refinancing the Building or Property;
          (i) Charitable, political or religious contributions;
          (j) Costs incurred to remove, remedy, contain or treat any Environmental Hazards on, in or about the Premises, the Building or the Property (including, without limitation, Environmental Hazards in the ground water or soil) to the extent such Environmental Hazards are introduced into the Property before or after the Lease Commencement Date by Landlord or Landlord’s agents, employees or other tenants in violation of applicable laws in effect as of the date of introduction;
          (k) Costs, fees and expenses associated with the formation and administration of the ownership entity constituting Landlord, and of its affiliates, such as costs of tax returns or appraisals;
          (l) Costs for sculpture, paintings or other objects of art;
          (m) Costs to the extent incurred for any items to the extent covered by a manufacturer’s, vendor or contractor’s warranty, provided that any charges for obtaining or maintaining such warranties or guarantees or enforcing warranty or guarantee claims shall be included in Operating Expenses, and Landlord agrees to use its good faith discretion in determining whether to pursue such enforcement or collection efforts, but Landlord shall not be obligated to commence any suit or arbitration proceeding to enforce or collect any such warranty or guarantee claims;
          (n) Costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied or otherwise (“Capital Items”), except for (1) the annual amortization (amortized over the useful life as determined in accordance with GAAP) of costs, including financing costs, if any, incurred by Landlord after the Lease Commencement Date for any capital improvements installed or paid for by Landlord and required by any new (or change in) laws, rules or regulations of any governmental or quasi-governmental authority which are enacted after the Lease Commencement Date; or (2) the annual amortization (amortized over the useful life as determined in accordance with GAAP) of costs, including financing costs, if any, of any equipment, device or capital improvement purchased or incurred as a labor-saving measure or to affect other economics in the operation or maintenance of the Building (provided that such savings do not redound primarily to the benefit of any particular tenant other than Tenant); provided that such annual amortized amount shall not exceed the actual cost savings (on an annual basis), as reasonably determined by Landlord, achieved by the implementation/purchase of such capital repair, replacement, improvement, or equipment. Notwithstanding the foregoing, costs for replacement of the roof of the Building shall not be included in Operating Expenses;

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          (o) Depreciation, amortization and interest payments (except on materials, tools, supplies and vendor-type equipment purchased by Landlord in order to supply services it might otherwise contract for with a third party and where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services), as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;
          (p) Rentals for items (except when needed in connection with normal repairs and maintenance or otherwise includable in Operating Expenses), which, if purchased (rather than rented) would constitute capital items specifically excluded under subsection (n) above (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services);
          (q) Any management fees in excess of four percent (4%) of gross receipts from the Property;
          (r) Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis for comparable buildings;
          (s) Landlord’s general corporate overhead and general and administrative expenses, provided, however, a management fee and any personnel costs for service personnel that are related solely to the maintenance, operation, repair or management of the Building may be included in Operating Expenses;
          (t) Rentals and other related expenses incurred in leasing HVAC systems, elevators or other equipment ordinarily considered to be Capital Items, except for: (i) expenses covered by item (n), above, (ii) expenses in connection with making repairs on or keeping building systems in operation while repairs are being made, and (iii) costs of equipment not affixed to the Building which is used in providing janitorial or similar services;
          (u) Costs of signs in or on the Building identifying the owner of the Building or other tenants’ signs;
          (v) The cost of any electric power used by any tenant in the Building in excess of the Building’s standard amount, or electric power costs for which any tenant directly contracts with the local public service company, or of which any tenant is separately metered or sub-metered and pays Landlord or such utility directly, and repair costs due to damages caused by the misuse or malfunctioning of any such tenant’s electric system;
          (w) Costs incurred in connection with upgrading the Building to comply with disability, life, fire and safety codes, ordinances, statutes, or other laws in effect prior to the Lease Commencement Date, including, without limitation, the ADA, including penalties or damages incurred due to such non-compliance;
          (x) Tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due (Tenant, however, shall be responsible for any penalties incurred due to Tenant’s failure to timely make payments due hereunder);

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          (y) Costs arising solely from the negligence or willful misconduct or fault of other tenants or Landlord or otherwise directly reimbursable by other tenants;
          (z) Costs arising from construction defects in the base, shell or core of the Building;
          (aa) Costs arising from any mandatory or voluntary special assessment on the Building by any transit authority or any other governmental entity having the authority to impose such assessment in connection with the initial construction of the Building;
          (bb) Costs of attorneys’ fees, settlement judgments and other payments arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to the Landlord and/or the Building (other than costs associated with disputes which in the good faith judgment of Landlord could result in the reduction of Operating Expenses);
          (cc) Costs associated with the operation of the entity constituting Landlord, as distinguished from Building’s operation costs, including accounting and legal costs, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building’s operation, disputes of Landlord with Building’s management, or outside fees paid in connection with disputes with other tenants;
          (dd) Costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant in the Building;
          (ee) Any entertainment, dining or travel expenses of Landlord for any purpose;
          (ff) Any flowers, gifts, balloons, etc. provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;
          (gg) Any “finders fees,” brokerage commissions, job placement costs or job advertising cost;
          (hh) Any “above-standard” cleaning, including, but not limited to construction cleanup (unless such construction is includable in Operating Expenses) or special cleanings associated with parties/events;
          (ii) The cost of any “tenant relations” parties, events or promotion not consented to by an authorized representative of Tenant in writing; and/or
          (jj) “In-house” legal fees.
               2.2.2.2 “Taxes” means all taxes, assessments, betterments, excises, impositions, user fees and all other governmental charges and fees of any kind or nature, or agreed payments in lieu thereof or voluntary payments made in connection with the provision of governmental services or improvements of benefit to the Building or the Land including any so-called linkage, and impact betterment payments (but excluding any voluntary betterment payments) and all penalties and interest thereon assessed or imposed against the Premises or the Property of which the Premises are a part including, without limitation, any personal property taxes levied on personal property of Landlord or on fixtures or equipment used in connection with the Land or Building) or levied on Landlord by virtue of its ownership thereof, other than a federal or state income tax of general application. “Taxes” shall not include any franchise, rental, income, estate, inheritance, transfer, documentary or profit tax, capital levy

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or excise, provided, however, if during the Term the present system of ad valorem taxation of property shall be changed so that, in lieu of or in addition to the whole or any part of such ad valorem tax, there shall be assessed, levied or imposed on the Property or Premises or on Landlord any kind or nature of federal, state, county, municipal or other governmental capital levy, income, sales, franchise, excise or similar tax, assessment, levy, charge or fee measured by or based in whole or in part upon Building valuation, mortgage valuation, rents or any other incidents, benefits or measures of real property or real property operations, then any and all of such taxes, assessments, levies, charges and fees shall be included within the term Taxes, but only to the extent calculated as if the Building and the Land is the only real estate owned by Landlord, provided that any additional taxes of general application which also tax income or revenues from assets or sources other than real property shall not be deemed a substitute for, or addition to, Taxes if such additional tax is not generally paid by tenants of comparable Buildings located in the general vicinity of the Building. Taxes include all reasonable expenses, including reasonable fees of attorneys, appraisers and other consultants, incurred in connection with any good-faith efforts to obtain abatements or reductions or to assure maintenance of Taxes for any tax fiscal year wholly or partially included in the Term, whether or not successful and whether or not such efforts involve filing of actual abatement applications or initiation of formal proceedings.
               2.2.2.3 Payment of Estimated Additional Rent. Prior to or as soon as practical after the beginning of each new calendar year or partial calendar year during the Term, Landlord may estimate the amount of Additional Rent consisting of Tenant’s Proportionate Share of the increases in Operating Expenses and Taxes due for such calendar year, and Tenant shall pay to Landlord one-twelfth of such estimate on the first day of each month during such calendar year. Such estimate may be revised by Landlord whenever it obtains information relevant to making such estimate more accurate, in which event Landlord shall deliver to Tenant a revised estimate in writing and from and after Tenant’s receipt thereof, Tenant shall pay to Landlord one-twelfth of such revised estimate on the first day of each month thereafter.
               2.2.2.4 Reconciliation of Additional Rent. After the end of each calendar year or partial calendar year during the Term, Landlord shall deliver to Tenant a report setting forth the actual Operating Expenses and Taxes for such calendar year and a statement of the amount of Additional Rent in respect of increases in Operating Expenses and Taxes that Tenant has paid and is payable for such calendar year (such report and statement, together, the “Landlord’s Statement”). Within thirty (30) days after receipt of such Landlord’s Statement, Tenant shall pay to Landlord the amount of Additional Rent in respect of increases in Operating Expenses and Taxes due for such calendar year minus any payments of Additional Rent previously made by Tenant for such calendar year. If Tenant’s estimated payments of Additional Rent consisting of Tenant’s Proportionate Share of the increases in Operating Expenses and Taxes exceed the amount due Landlord for such calendar year, Landlord shall apply such excess as a credit against future installments of Additional Rent or, if the Term has expired, and provided Tenant is not then in default hereunder, Landlord shall promptly refund such excess to Tenant, in either case without interest to Tenant, except as provided below.
               2.2.2.5 Inspection of Records. At the written request of Tenant, at any time within six (6) months after Landlord delivers Landlord’s Statement to Tenant (the “Review Period”), Tenant or its authorized representative, at Tenant’s sole expense, shall have the right to examine Landlord’s books and records applicable to Operating Expenses and Taxes for the period covered by such Landlord’s Statement only. Such right to examine Landlord’s books and records shall be exercisable: (i) upon reasonable advance notice to Landlord and at reasonable times during Landlord’s business hours; (ii) only during the six (6) month period following Tenant’s receipt of Landlord’s Statement and shall be subject to the following terms and conditions: (a) the review may only be conducted by Tenant or by an independent certified public accountant retained by Tenant or Tenant’s authorized representative and that is not compensated on a contingency basis; (b) prior to reviewing any of Landlord’s books and records,

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Tenant and the independent certified public accountant who will perform the review shall have executed a confidentiality agreement in form and substance reasonably satisfactory to Landlord. In the event such review of Landlord’s Operating Expenses and Taxes for such period discloses that certain items were improperly or incorrectly included or calculated in Operating Expenses and/or Taxes and resulted in an overcharge to Tenant, and an audit conducted by Landlord agrees with such conclusion, then Landlord shall, within sixty (60) days after receipt from the Tenant of demand therefor, together with a copy of the results of the audit, refund to Tenant the overage, together with interest thereon at the Default Rate (defined below). In the event that Landlord’s audit disputes the conclusion of Tenant’s audit, Landlord, within thirty (30) days of the completion of Landlord’s audit, shall notify Tenant in writing of the results of Landlord’s audit (“Landlord’s Notice”), which notice shall include a copy of such Landlord’s audit. Landlord and Tenant shall then, for a period of thirty (30) days from the date of Landlord’s Notice negotiate in good faith to resolve such disagreement. If, however, after such thirty (30) days period, Landlord and Tenant have not resolved such matter, either party may apply to the American Arbitration Association, or any successor thereto, in order to resolve such dispute by arbitration. If Landlord’s Operating Expenses and/or Taxes payable by Tenant for such year has been overstated in Landlord’s Statement by more than five percent (5%), then Landlord shall reimburse Tenant for the reasonable and actual third-party costs of conducting Tenant’s audit. Should Tenant fail to object to any Landlord’s Statement within the applicable Review Period, Tenant shall be conclusively deemed to have approved such Landlord’s Statement and the reconciliation set forth therein, and Tenant expressly waives any further right to object to such Landlord’s Statement or any of the charges set forth therein or to assert any claim arising therefrom. Notwithstanding anything herein to the contrary, Tenant shall pay all installments of Additional Rent as and when due.
          2.2.3. Electricity. Tenant shall pay, directly to the appropriate utility provider, any and all costs of electricity utilized in the Premises and in support of any of Tenant’s equipment, wherever located. In the event that the Premises are not separately metered, (a) Tenant’s use of electricity in the Premises shall be measured by a checkmeter or a submeter serving the Premises, or (b) Tenant may arrange, at Tenant’s sole cost and expense, with the utility company providing electricity to the Building to install a separate meter serving the Premises, provided that the installation of such separate meter shall not, at any time, interfere with the provision of electricity to the Building or with Landlord’s ability to contract with a utility company of its choosing, and provided further than Tenant shall, at Landlord’s request, provide Landlord with copies of Tenant’s correspondence with such electric company, and any work performed by the electric company in connection with the installation of such separate meter shall be approved by Landlord (such approval not to be unreasonably withheld) prior to commencement thereof. The Tenant shall pay to Landlord, as Additional Rent, the amount determined by applying the electric rate at which Landlord purchases electricity (including taxes and surcharges thereon) to Tenant’s consumption of and demand for electricity as recorded on the checkmeter measuring Tenant’s utilization of electricity or based on such proportionate usage by Tenant (the “Electric Charge”). Landlord shall cause Tenant’s checkmeter to be read at regular intervals. Upon receipt by Landlord of an invoice from the utility company supplying electricity to the Building, Landlord shall bill Tenant in accordance with the foregoing.
At Landlord’s option, and if applicable, Tenant shall pay the Electric Charge in twelve (12) equal monthly installments on the first day of each month, based upon Landlord’s reasonable estimate of the Electric Charge, or otherwise as Landlord elects. After the end of each calendar year, Landlord shall furnish Tenant a written statement of the actual Electric Charge. If Tenant has underpaid, Tenant shall pay the amount shown on said statement and if Tenant has overpaid, Landlord shall credit the difference against the next installment of Additional Rent due hereunder or pay the difference to Tenant. If Landlord makes the election provided in this paragraph, within ninety (90) days after the beginning of each new calendar year during the Term, Landlord may deliver to Tenant a revised estimate, in writing, of the Electric Charge. If Landlord makes the election provided in this paragraph, for each new calendar year, until such

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time as Tenant receives an updated or revised estimate, Tenant shall continue to pay the Electric Charge based on the estimated rate for the previous year.
     2.3. Agreements Concerning Payment. The following provisions shall govern the payment of Rent: (i) if the Lease Commencement Date or the Expiration Date is on a day other than the first day of a calendar month, the Rent shall be prorated and adjusted accordingly; (ii) all Rent shall be paid to Landlord in lawful money of the United States of America, without offset, deduction, diminution, notice or demand at the address of Landlord, except as expressly provided in this Lease, and the covenant to pay Rent shall be independent of every other covenant in this Lease; (iii) if during all or any portion of any calendar year during the Term, the Building is not ninety-five percent (95%) occupied by tenants, Landlord may elect to make an appropriate adjustment of those Operating Expenses that vary with occupancy to determine the Operating Expenses that would have been paid or incurred by Landlord had the building been ninety-five percent (95%) occupied by tenants for the entire calendar year and the amount so determined shall be the Operating Expenses for such calendar year; provided, however, that the terms of this Section 2.3(iii) shall be applied for the Base Expense Year and each subsequent year during the Term, and provided further that Tenant shall not be required to pay to Landlord any Operating Expenses that vary with occupancy in excess of the amount Landlord actually pays on account thereof with respect to the Building; (iv) in the event of the expiration or earlier termination of this Lease prior to the determination of any Additional Rent, Tenant’s agreement to pay any such sums and Landlord’s obligation to refund any such sums (provided Tenant is not in default hereunder) shall survive the expiration or termination of this Lease; (v) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due within 30 days after invoice; and (vi) if Landlord fails to give Tenant an estimate of Additional Rent prior to the beginning of any calendar year, Tenant shall continue to pay Additional Rent at the rate for the previous calendar year until Landlord delivers such estimate.
          2.3.1. No Accord and Satisfaction. No payment by Tenant or receipt and acceptance by Landlord of a lesser amount than the Monthly Base Rent or Additional Rent shall be deemed to be other than part payment of the full amount then due and payable; nor shall any endorsement or statement on any check or any letter accompanying any check, payment of Rent or other payment, be deemed an accord and satisfaction; and Landlord may accept, but is not obligated to accept, such part payment without prejudice to Landlord’s right to recover the balance due and payable or to pursue any other remedy provided in this Lease or by law. If Landlord at any time accepts Rent after it becomes due and payable, such acceptance shall not excuse a subsequent delay or constitute a waiver of Landlord’s rights hereunder.
     2.4. Interest; Late Charges. Any sum due from Tenant to Landlord which is not paid within ten (10) days of the date due shall bear interest from the date due until the date paid at the prevailing prime rate of interest as published in the Money Rates section of The Wall Street Journal or as established by any successor or alternate national financial publication plus four percent (4%), but in no event higher than the maximum rate permitted by law (the “Default Rate”).
     2.5. Holdover Rent. If Tenant fails to yield up the Premises in accordance with the requirements of this Lease after the expiration or earlier termination of the Term or the termination of Tenant’s right to possession of the Premises, Tenant shall pay use and occupancy charges during such holding over at 150% of the Rent in effect during the last month of the Term. All use and occupancy charges payable during the period of Tenant’s holding over shall be computed on a monthly basis for each month or partial month until Tenant yields up the Premises in accordance with the requirements of the Lease. Tenant shall also pay, hold harmless, indemnify and defend Landlord from and against all direct claims and damages sustained by reason of Tenant’s holding over, including, not limited to, losses due to termination of leases or required payment of late delivery fees, accruing as a result of Tenant’s holding over. The provisions of this Section do not waive Landlord’s right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall

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not be deemed a consent by Landlord to Tenant’s remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.
     2.6. Letter of Credit. Concurrently with the execution and delivery of this Lease by Tenant, Tenant shall deliver to Landlord an irrevocable letter of credit in the amount of $603,466.50 in the form of Appendix 2.6 attached hereto issued by a national bank or other financial institution reasonably acceptable to Landlord (the “Letter of Credit”), subject to reduction as set forth below. In the event Tenant defaults in the performance of any of the terms of this Lease, including the payment of Rent, Landlord may draw upon, use, apply or retain the whole or any part of the Letter of Credit to the extent required for the payment of any Rent or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms of this Lease, including any damages or deficiency in the re-letting of the Premises, whether accruing before or after summary proceedings or other re-entry by Landlord. In the case of every such draw down, use, application or retention, Tenant shall, on demand, increase the available balance of the Letter of Credit by the amount so drawn, used, applied or retained to its former amount, and Tenant’s failure to do so shall be a material breach of this Lease. The application of the Letter of credit hereunder shall not be deemed a limitation on Landlord’s damages or a payment of liquidated damages or a payment of the monthly Rent due for the last month of the Term of this Lease. In the event that the issuer of the Letter of Credit notifies Landlord that the Letter of Credit will not be renewed (as set forth on page 2 of the Letter of Credit attached hereto as Appendix 2.6), Landlord may draw down on the Letter of Credit if a replacement Letter of Credit is not delivered to Landlord at least thirty (30) days prior to the expiration date of such letter of credit. If Landlord so draws on the Letter of Credit, the funds so drawn shall be held by Landlord in accordance with the terms hereof a non-interest bearing account, and may be applied by Landlord as set forth in this Section 2.6. The Letter of Credit (or the proceeds thereof) or so much of it as has not been applied by Landlord to cure defaults, shall be returned to Tenant within sixty (60) days after delivery of exclusive possession of the Premises to Landlord in accordance with the terms of this Lease. In the event of a sale or lease of the Building, Landlord shall have the right to transfer the Letter of Credit to the vendee or lessee and upon such transfer, Landlord shall immediately and automatically be released by Tenant from all liability for the return of such Letter of Credit; and upon such transfer Tenant agrees to look solely to the new owner or landlord for the return of said Letter of Credit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Letter of Credit to a new owner or landlord. Tenant shall not assign or encumber or attempt to assign or encumber any monies or the Letter of Credit held by Landlord hereunder, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or encumbrance.
Notwithstanding anything to the contrary contained herein, so long as Tenant has never been in Default under the terms of the Lease, the Letter of Credit may be reduced by $100,577.75 on the first day of each of the second, third, fourth, fifth, and sixth Lease Years (such that if all reductions have been made the Letter of Credit will be $100,577.75 for the last Lease Year). If Tenant is not entitled to any one reduction, as set forth above, Tenant shall not be entitled to any further reductions hereunder. If Tenant is entitled to a reduction of the Letter of Credit, Tenant shall request Landlord’s consent to each such reduction, and upon Landlord’s approval thereof, Tenant shall deliver to Landlord an amendment to the Letter of Credit setting forth the new amount thereof. Provided that Tenant is entitled to a reduction of the Letter of Credit, Landlord shall sign, in a reasonably timely manner, such documents as may be required by the issuer of the Letter of Credit to obtain such reduction thereof.
     2.7. Deferred Rent. Landlord shall have the right in its sole and absolute discretion to elect to defer, for such time period as determined by Landlord in its sole discretion, Monthly Base Rent upon not less than thirty (30) days prior written notice to Tenant. The amount of Monthly Base Rent Landlord elects to defer shall be referred to as the “Deferred Rent.” As directed in writing by Landlord in its sole and absolute discretion, the Deferred Rent shall be paid by Tenant to Landlord by having the Deferred

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Rent amortized on a straight line basis, without interest, over the remaining initial Term and added to the Monthly Base Rent then remaining over the initial Term commencing on the first day of a calendar month immediately following the end of the period for which Landlord has determined that the deferral of Deferred Rent applies. Tenant shall execute any amendment to the Lease to reflect the amount and schedule for payment of the Deferred Rent within twenty (20) days after request by Landlord.
ARTICLE 3. TENANT’S COVENANTS
     3.1. Use.
          3.1.1. Use and Compliance with Legal Requirements and with Rules and Regulations. Landlord represents that Landlord has not received notice from any governmental authority or other third party that the Building is in violation of any Legal Requirement (as defined below). Tenant and its invitees shall comply with all federal, state and local laws, statutes, codes, ordinances and regulations, rules, directives and orders (including, without limitation, building codes, zoning regulations and ordinances, environmental laws, occupational health and safety laws and the Americans with Disabilities Act of 1990, as amended (“ADA”) (collectively, “Legal Requirements”) applicable to Tenant’s particular use or occupancy of the Premises (as opposed to the Permitted Use in general); provided, however, in no event shall Tenant be responsible or liable for, or obligated to cure, any noncompliance with Legal Requirements existing as of the Lease Commencement Date, nor shall Tenant be responsible for any future violation of the ADA in the Premises that results in whole or in part, from Landlord’s or any other tenant’s acts or omissions or improvements to the Building. Tenant and its invitees shall comply with all covenants, conditions and restrictions of record which are applicable to Tenant’s use or occupancy of the Premises and of which Tenant has been delivered copies. Subject to the foregoing, Tenant’s use of the Premises and the Common Areas of the Property shall comply in all respects with Legal Requirements and with the Rules and Regulations set forth in Appendix 1.1.1 hereof, as such Rules and Regulations may be modified or restated by Landlord from time to time in a reasonable and nondiscriminatory manner. Provided that Tenant is not in Default hereunder, Landlord shall not enter into any restriction or covenant that is inconsistent with Tenant’s rights hereunder.
          3.1.2. Permitted Use. Tenant shall occupy and use the Premises only for the Permitted Use and for no other purpose whatsoever. Without limiting the generality of the foregoing, or anything else herein to the contrary, in no event shall Tenant ever use the Premises or any part thereof, or any part of the Common Areas of the Property to conduct any auction or public or private sale.
          3.1.3. Floor Loading; Noise and Vibration. Tenant shall not place any excessive load upon any floor of the Premises. Landlord reserves the right to prescribe in a reasonable manner the weight and position of all batteries or other heavy installations or equipment which Tenant wishes to place in the Premises so as to properly distribute the weight thereof. Machines and mechanical equipment belonging to Tenant which cause unreasonable noise or vibration that may be transmitted to the structure of the Building or to any leased or licensed space to such a degree as to be objectionable to Landlord or to any tenants, occupants or licensees in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate such unreasonable noise or vibration. If, in Landlord’s reasonable judgment, the noise or vibration from any such equipment will cause harm to the Building structure or systems, or disturb Landlord or any other tenant, occupant or licensee of the Building, Landlord may require Tenant to remove or discontinue the use of any such equipment if not remedied in a manner satisfactory to Landlord in its reasonable discretion.
     3.2. Observe Rules and Regulations. Tenant shall observe and comply with and shall cause its invitees, licensees, customers, employees, contractors and agents to observe and comply with the Rules and Regulations set forth on Appendix 1.1.1 attached hereto and incorporated herein by this reference and

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with such reasonable and nondiscriminatory modifications, restatements and additions thereto as Landlord may make from time to time. Landlord shall not be liable for failure of any person to obey such Rules and Regulations. Landlord shall not be obligated to enforce such Rules and Regulations against any person, and the failure of Landlord to enforce any such Rules and Regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith.
     3.3. Hazardous Material. For purposes of this Lease “Hazardous Material” means any flammable items, explosives, radioactive material, oil, toxic substance, material or waste or related materials, including any material or substance included in the definition of “hazardous wastes”, “hazardous materials” or “toxic substances”, now or hereafter regulated under any Legal Requirements, including, without limitation, petroleum-based products, paints, solvents, lead cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, medical waste, polychlorinated biphenyls, and similar compounds. “Hazardous Material” shall also include, without limitation, any materials or substances which could trigger any employee “right to know” requirements or for which any regulatory or other governmental body has adopted any requirements for the preparation or distribution of a material safety data sheet. Tenant shall not cause or permit any Hazardous Material to be brought upon, produced, stored, generated, used, discharged or disposed of in, on, under or about the Premises without the prior written consent of Landlord and then only in compliance with all applicable environmental Legal Requirements. Notwithstanding the preceding sentence, Tenant shall be permitted to store commercially reasonable amounts of standard office supplies and cleaning products in the Premises for use in the Premises, provided Tenant complies in all respects with all applicable environmental Legal Requirements. Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims (including, without limitation, costs and attorney’s fees) arising from any breach of this Section 3.3. The indemnity, defense and hold harmless obligations in this Section 3.3 shall be in addition to all other indemnity, defense and hold harmless obligations contained in this Lease.
     3.4 Maintenance and Repair. Tenant, at its sole cost and expense, shall maintain and keep the Premises (with the exception of items to be maintained by Landlord), including, without limitation, all interior glass, interior windows, interior doors, tenant improvements, all Alterations (as defined in Section 3.5.1) to the Premises, and all fixtures, neat and clean and in good order and repair at all times during the Term, reasonable wear and tear excepted. If any portion of the Premises or any system or equipment in, or serving, the Premises which Tenant is obligated to repair cannot be fully repaired, Tenant, at Tenant’s option, shall replace such portion of the Premises, system, or equipment (Tenant acknowledging that Landlord shall have no obligation to replace any such portion of the Premises, systems, or equipment). If Tenant is in Default for failure to perform its obligations under this Section 3.4, and if the continued failure to perform such obligation(s) will materially and adversely affect the Premises or the Property, then Landlord may perform such obligations and Tenant will pay as additional Rent to Landlord the cost of such performance, including an amount sufficient to reimburse Landlord for overhead and supervision, within fifteen (15) days after receipt of Landlord’s written demand therefor. For purposes of performing such obligations, or to inspect the Premises, Landlord may enter the Premises upon reasonable prior notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry (except if directly due to or as a result of the gross negligence or willful misconduct of Landlord, provided, however, Landlord shall have no liability for any special or consequential damages suffered either by Tenant or any party claiming through Tenant); Landlord will take reasonable steps in connection with such entry to minimize any disruption to Tenant’s business or its use of the Premises.
     3.5. Alterations.
          3.5.1. Alterations Prohibited Without Landlord Consent. Tenant shall not make any replacement, alteration, improvement or addition to or removal from (collectively an “Alteration”) the

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Premises other than Permitted Alterations (as hereinafter defined) unless Tenant complies with all of the terms and conditions of Appendix 1.3.3. All Alterations, whether temporary or permanent in character, unless otherwise specified, made by Landlord or Tenant in or upon the Premises (excepting only Tenants furniture, removable equipment and removable trade fixtures) shall become Landlord’s property and shall remain upon the Premises at the expiration or earlier termination of this Lease, without compensation to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove such Alteration at Tenant’s sole cost and expense to the extent set forth in, and in accordance with, Section 1.4.2 of this Lease. “Permitted Alterations” means any Alterations in the Premises which are non-structural, cosmetic Alterations to the interior of the Premises and that do not (1) affect the Building’s structure or any Building system or service, any fixture or equipment related thereto or a part thereof, or the structural integrity of the Building; and (2) do not cost more than One Hundred Thousand Dollars ($100,000.00) in any twelve-month period following the Lease Commencement Date.
          3.5.2. ADA Compliance. Tenant acknowledges that the Premises may constitute a place of public accommodation or a commercial facility under Title III of the Americans with Disabilities Act (the “ADA”) and that the ADA is applicable to both an owner and a lessee of a place of public accommodation or commercial facility. Tenant further acknowledges that under the ADA, any alteration to the Premises must comply with accessibility standards set forth in the rules promulgated by the Department of Justice at 28 C.F.R. 36.101 et. seq. Notwithstanding anything in this Lease to the contrary, in the event Tenant makes any alteration to the Premises which would require compliance with Title III of the ADA and the accessibility standards promulgated by the Department of Justice, Tenant agrees to design and build such alterations so as to comply with the ADA and the accessibility standards. Landlord acknowledges that it is responsible for the compliance of the Common Areas with the ADA. Notwithstanding the foregoing, Tenant shall not be responsible for any ADA compliance resulting in whole or in part from alterations installed by Landlord or any other tenant in the Building.
     3.6. Heating, Ventilation and Cooling. If Tenant installs any machines, equipment or devices in or about the Premises that do not constitute customary office equipment and such machines, equipment or devices cause the temperature in any part of the Premises to exceed (other than to a de minimus extent) the temperature the Building’s mechanical system would be able to maintain in the Premises were it not for such machines, equipment or devices, then, unless Tenant eliminates the need for the same within 30 days after written notice from Landlord or agrees to install supplementary air conditioning units, Landlord reserves the right to install, upon prior notice to Tenant, supplementary air conditioning units in the Premises or elsewhere in the Building, and Tenant will pay to Landlord all reasonable costs of installing, operating and maintaining such supplementary units.
     3.7. Tenant’s Property. All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the Term of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause or casualty, no part of said loss or damage is to be charged to or to be borne by Landlord unless due to the negligence of Landlord.
     3.8. Assignment and Subletting. Without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall not, except as otherwise permitted herein, (i) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law, or (ii) permit the use of the Premises or any part thereof by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence requiring Landlord’s consent that is done without the prior written consent of Landlord shall be void and of no effect. Notwithstanding the

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foregoing, affiliates of Tenant and their employees may occupy the Premises without Landlord’s consent, provided that such parties shall be covered by the Tenant’s insurance, Landlord shall have no responsibility, obligation, or liability to, or privity of contract with, such parties, Tenant shall be fully responsible for such parties (and all indemnities of Tenant shall include such parties), and such parties shall comply with the terms and provisions of the Lease applicable to the use of the Premises.
          3.8.1. “Transfer” Defined. Except for transfers described in Section 3.8.4 hereof, the term “transfer” or “Transfer” as used in this Section 3.8 or any subsection thereof shall include any of the following, whether voluntary or involuntary and whether effected by death, operation of law or otherwise:
          (a) If Tenant is a partnership, limited liability company or other entity other than a corporation described in Section 3.8.1(b) below:
               (1) A change in ownership effected voluntarily, involuntarily, or by operation of law of fifty percent (50%) or more of the partners or members or fifty percent (50%) or more in the aggregate of the partnership or membership interests, whether in a single transaction or series of transactions over a period of time, or
               (2) The sale, mortgage, hypothecation, pledge or other encumbrance at any time of more than an aggregate of fifty percent (50%) in the aggregate of the value of Tenant’s assets, whether in a single transaction or series of transactions over a period of time; or
               (3) The dissolution of the partnership or limited liability company without its immediate reconstitution.
          (b) If Tenant is a closely held corporation (i.e., one whose stock is not publicly held and not traded through an exchange or over the counter):
               (1) The sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant or more in the aggregate, whether in a single transaction or series of transactions over a period of time;
               (2) The sale, mortgage, hypothecation, pledge or other encumbrance at any time of more than an aggregate of fifty percent (50%) in the aggregate of the value of Tenant’s assets, whether in a single transaction or series of transactions over a period of time; or
               (3) The dissolution, merger, consolidation, or other reorganization of Tenant.
Notwithstanding the foregoing or anything to the contrary contained in this Lease, none of the foregoing shall constitute a transfer or Transfer when Tenant is a publicly traded entity.
          3.8.2. No Transfer Without Consent. Except for a Transfer described in Section 3.8.4 hereof, Tenant shall not suffer a Transfer or any interest therein, or any part thereof, or any right or privilege appurtenant thereto without the prior written consent of Landlord, which will not be unreasonably withheld, and a consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. The consent by Landlord to any Transfer shall not include consent to the assignment or transferring of any lease renewal option rights or space option rights of the Premises, special privileges or extra services granted to Tenant by this Lease, or addendum or amendment thereto or letter of agreement (and such options, rights, privileges or services shall terminate upon such assignment), unless Landlord specifically grants in writing such options, rights, privileges or services to such assignee or subtenant.

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          3.8.3. When Consent Granted. The consent of Landlord to a Transfer may not be unreasonably withheld, provided that it is agreed to be reasonable for Landlord to consider any of the following reasons, which list is not exclusive, in electing to deny consent:
          (a) The financial strength of the proposed transferee (taking into account a parent or affiliate guaranty and Tenant’s continuing liability hereunder) at the time of the proposed Transfer is not sufficient to perform the obligations of the tenant under this Lease;
          (b) The existence of any Default by Tenant under any provision of this Lease; or
          (c) Either the proposed transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed transferee or an affiliate of the proposed transferee, (i) occupies space in the Building at the time of the request for consent unless the space offered by Landlord to such party is not desired by such party, or (ii) is negotiating with Landlord to lease space in the Building at such time;
          3.8.4. Affiliated Transfer. Notwithstanding the foregoing, Landlord’s consent is not required for any Transfer to an Affiliate, as defined below, as long as the following conditions are met:
          (a) At least ten (10) business days before the Transfer, Landlord receives written notice of the Transfer (as well as any documents or information reasonably requested by Landlord regarding the Transfer or transferee);
          (b) The Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease; and
          (c) If the Transfer is an assignment, Transferee assumes in writing all of Tenant’s obligations under this Lease relating to the Premises.
          For purposes hereof, the term “Affiliate” means any entity that controls, is controlled by, or is under common control with Tenant. “Control” means the direct or indirect ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity’s affairs.
In addition to the foregoing, and notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, without the consent of Landlord, to assign this Lease or sublet the Premises to any entity which (i) acquires all or substantially all of the assets or ownership interests of Tenant, or (ii) is the resulting entity of a merger, consolidation or other reorganization of Tenant.
          3.8.5. Procedure for Obtaining Consent. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, or otherwise enter into a Transfer other than as provided in Section 3.8.4, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment or Transfer, which notice shall set forth the name of the proposed subtenant, assignee or transferee, the material business terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee reasonably requested by Landlord. Landlord shall review such information promptly and consent or withhold its consent (with specific reasons) within 10 business days of receipt of all such information.

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          3.8.6. Intentionally Deleted.
          3.8.7. Effect of Transfer. If Landlord consents to a Transfer the following conditions shall apply:
          (a) Each and every covenant, condition or obligation imposed upon Tenant by this Lease and each and every right, remedy or benefit afforded Landlord by this Lease shall not be impaired or diminished as a result of such Transfer.
          (b) With respect to sublease transactions (other than subleases to Affiliates), Tenant shall pay to Landlord fifty percent (50%) of the excess of any rents or other economic consideration received by Tenant from the Transferee for the use and occupancy of the Premises over the aggregate of the total sums which Tenant pays Landlord under this Lease, or the prorated portion thereof if the Premises transferred is less than the entire Premises, prorated over the sublease term, less the amortized amount of all costs incurred by Tenant in connection with the sublease, including, without limitation, brokerage commissions, marketing expenses, attorneys fees, consultants fees, tenant improvement costs, free rent and other related costs and expenses. The amount so derived shall be paid with Tenant’s payment of Monthly Base Rent.
          (c) No Transfer, whether or not consent of Landlord is required hereunder, shall relieve Tenant of its primary obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder, except for the transactions described in the last sentence of Section 3.8.4. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer of the Premises.
          (d) If Landlord consents to a sublease, such sublease shall not extend beyond the expiration of the Term of this Lease.
          (e) No Transfer shall be valid and no transferee shall take possession of the Premises or any part thereof unless Tenant shall deliver to Landlord, on or prior to the effective date of such Transfer, a duly executed duplicate original or a certified copy of the Transfer instrument in form satisfactory to Landlord which provides that (i) the transferee, if an assignee, assumes Tenant’s obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions contained herein, (ii) such transferee, if a subtenant, at Landlord’s election, attorn directly to Landlord in the event Tenant’s Lease is terminated for any reason on the terms set forth in the instrument of transfer, and (iii) such instrument of transfer contains such other assurances as Landlord reasonably deems necessary.
          3.8.8. Costs. Tenant shall reimburse Landlord as additional rent for Landlord’s reasonable costs and attorneys’ fees incurred in conjunction with the processing and documentation of any proposed Transfer of the Premises, whether or not consent is granted, not to exceed $1,500.00 in each case unless Tenant or its transferee requires material changes to Landlord’s form of consent.
     3.9. Insurance.
          3.9.1. Coverages. Tenant, at its expense, shall maintain at all times during the Term the following insurance policies: (i) all risk or substantial equivalent special form coverage insuring the full replacement cost (without deduction for depreciation) of all tenant improvements, alterations to the Premises, all plate glass, windows, doors and sky-lights, and all other property owned or used by Tenant and located in the Premises or on the Property in any licensed areas, if any, as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from such insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision of this Lease; (ii) commercial general liability insurance and contractual liability

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insurance, with limits not less than $2,000,000.00 combined single limit for personal injury, sickness or death or for damage to or destruction of property for any one occurrence and $5,000,000.00 of umbrella coverage, and shall be subject to periodic increases specified by Landlord and reasonably consistent with insurance requirements imposed by landlords of similar properties in the general vicinity of the Property. The liability insurance obtained under this Section 3.9.1 shall be primary and shall insure Tenant’s indemnity, hold harmless and defense obligations under this Lease; (iii) Worker’s Compensation Insurance (including Employer’s Liability Insurance) in the statutory amount covering all employees of Tenant employed or performing services at the Premises, in order to provide the statutory benefits required by the laws of the state in which the Premises are located; and (iv) Automobile Liability Insurance, including but not limited to passenger liability, on all owned (if applicable), non-owned, and hired vehicles used in connection with the Premises, with a combined single limit per occurrence of not less than $1,000,000.00 per vehicle for injuries or death of one or more persons or loss or damage to property.
     The amount and coverage of such insurance shall not limit Tenant’s liability, nor relieve Tenant of any obligation under this Lease.
          3.9.2. General Provisions Relating to Insurance. The form of all such policies and deductibles thereunder shall be subject to Landlord’s prior reasonable approval, such approval not to be unreasonably withheld. All such policies shall be issued by insurers with a Best Rating of “A” or better or a FPR of 7 or better, each as established by A.M. Best Company, and licensed to do business in the Commonwealth of Massachusetts and shall contain a waiver of any rights of subrogation thereunder. In addition, the policies shall name Landlord, Landlord’s property manager, and any holder of a mortgage (“Mortgagee”) and their respective agents as additional insureds (all such parties to be identified to Tenant in writing). Such policies shall require at least thirty (30) days’ prior written notice to Landlord, any Mortgagee, and Landlord’s property manager of termination or material modification and shall be primary and not contributory. Tenant shall, at least fifteen (15) days prior to the Lease Commencement Date, and within five (5) days prior to the expiration of each such policy, deliver to Landlord Evidence of Insurance (in form ACORD 27 or its substantial equivalent) for each such policy evidencing the foregoing insurance or renewal thereof, as the case may be. If Tenant fails to insure or maintain any insurance (or provide satisfactory proof thereof) as required hereunder, Landlord may, after ten (10) days written notice to Tenant, effect such insurance. In such event, Tenant, shall, on demand, reimburse Landlord for of all premiums and expenses paid by Landlord in connection therewith.
     3.10. Indemnity. Tenant agrees to indemnify, defend and hold harmless Landlord, its property manager and their respective agents and employees, from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) (collectively, “Claims”), for injuries to any persons and damage to or theft or misappropriation or loss of property occurring in or about the Building or the Land and arising from the use or occupancy of the Premises from and after the Lease Commencement Date or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises, the Building or the Land (including, without limitation, any alteration by Tenant), except to the extent, in each case, caused by Landlord’s negligence. Landlord agrees to indemnify, defend and hold harmless Tenant from and against any and all Claims to the extent caused by the negligence or willful misconduct of Landlord. The provisions of this Section shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.
     3.11. Waiver. Tenant hereby releases Landlord, its property manager and their respective agents and employees from, and waives all claims for, damage or injury to person or property and loss of business sustained by Tenant and resulting from the Building or the Premises or any part thereof or any equipment therein becoming in disrepair, or resulting from any accident in or about the Building. This paragraph shall apply particularly, but not exclusively, to flooding, damage caused by Building equipment

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and apparatus, water, snow, frost, steam, excessive heat or cold, broken glass, sewage, gas, odors, excessive noise or vibration or the bursting or leaking of pipes, plumbing fixtures or sprinkler devices. Without limiting the generality of the foregoing, Tenant waives all claims and rights of recovery against Landlord, its property manager and their respective agents and employees for any loss or damage to any property of Tenant, which loss or damage is insured against, or required to be insured against, by Tenant pursuant to Section 3.9 hereof, whether or not such loss or damage is due to the fault or negligence of Landlord, its property manager or their respective agents or employees, and regardless of the amount of insurance proceeds collected or collectible under any insurance policies in effect.
     3.12. No Liens. Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees. Tenant, within thirty (30) days of written notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law and, if Tenant fails to do so, in addition to any other remedies available to Landlord, Landlord, at its option, may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees.
     3.13. Intentionally Deleted.
     3.14. Taxes on Tenant’s Personal Property. Tenant shall pay, as and when due, any and all taxes, impositions, assessments, and all other fees and charges of any kind or nature, or agreed payments in lieu thereof, and all penalties and interest thereon, assessed or imposed against any of Tenant’s property. Tenant shall use reasonable efforts to have its personal property taxed separately from the Property. If any of Tenant’s personal property is taxed with the Property, Tenant will pay Landlord the taxes for such personal property within ten (10) days from the date Tenant receives a written statement from Landlord for such personal property taxes.
     3.15. Signage. Except as hereinafter provided and except for signs which are located wholly within the interior of the Premises and which are not visible from the exterior of the Premises, no signs shall be placed, erected, maintained or painted by Tenant at any place upon the Premises, Building or the Property, except with Landlord’s prior written approval, in its sole discretion. All Tenant signage shall comply with applicable Legal Requirements. Tenant shall be responsible, at Tenant’s sole cost and expense, for obtaining any required approvals from the local governmental authority in connection with the installation and maintenance of its signage, and Landlord agrees to cooperate with Tenant, at no cost to Landlord, in connection therewith. Tenant shall have the right to install, at Tenant’s sole cost and expense, (a) a sign at the entrance to the Premises, (b) a sign on the exterior of the east tower of the Building (and no tenant other than Tenant shall have the right to install exterior signage on the east tower of the Building), and (c) signage on the monument sign serving the Property, the size of which shall be based upon Tenant’s Proportionate Share of the total size of such monument sign. The location, size, graphics and plans and specification for the Tenant’s signs shall be subject to the approval of Landlord, which will not be unreasonably withheld; provided that in all events, it is Tenant’s responsibility to ensure that such signage complies with applicable Legal Requirements. Prior to seeking any governmental approval or permit for Tenant’s signs, Tenant shall deliver a copy of the plans and specifications and graphics for Tenant’s signs for review and approval by Landlord. Tenant shall pay for all costs, expenses and other charges for the installation, maintenance and removal of Tenant’s signs and repair of any damage to the Building or monument sign in connection therewith. Tenant’s signs shall be designed, manufactured and installed by contractors qualified to design, manufacture and install professional commercial signs and subject contractors shall be subject to the approval of Landlord in its reasonable discretion. Tenant shall maintain Tenant’s signs in a neat and attractive condition.

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     3.16. Reimbursement for Costs of Repairs to the Building and/or Land. Tenant shall reimburse Landlord for the cost of any repairs to the Building or the Land necessitated by the grossly negligent or intentional acts or omissions of Tenant, its invitees, licensees, customers, employees, contractors and agents which is not covered by insurance carried by Landlord or Tenant within thirty (30) days after receipt of Landlord’s written demand therefor.
     3.17. ERISA Certificate. Upon execution of this Lease and from time to time upon Landlord’s request, Tenant shall provide Landlord with such information as Landlord may reasonably require to evaluate compliance of this Lease with the Employee Retirement Income Security Act of 1974, as amended.
     3.18. Notice of Accidents. Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of any accident, emergency, occurrence for which Landlord might be liable, fire or other casualty and all damages to or defects in the Premises, the Building or the Building systems, for the repair of which Landlord might be responsible or which constitutes Landlord’s property. Such notice shall be given by facsimile or personal delivery to the address of Landlord then in effect for notices.
ARTICLE 4. LANDLORD’S COVENANTS
          4.1. Provision of Utilities and Services. Landlord agrees to furnish or cause to be furnished to the Premises the utilities and other services specifically described in this Article 4.
          4.1.1 Electricity. Landlord will arrange for electric service to be available at the Premises for Tenant’s reasonable uses for HVAC, lighting, electrical appliances and Tenant’s equipment. Tenant may not use any electrical appliances or equipment which, in the reasonable opinion of Landlord, might overload the electrical risers, panels, switches, wiring or other electrical equipment or interfere with the use thereof by other tenants of the Building. If Tenant requires electric current, water or any other utilities in excess of the amounts available to the Premises, such excess electric, water or other utility requirements will be supplied only with Landlord’s consent, which consent will not be unreasonably withheld provided that the Building systems are capable of providing such additional service(s) and that the provision of such additional services will not, as reasonably determined by Landlord, be detrimental to other space in the Building or deprive other space in the Building of adequate services to operate to general office uses. Tenant will contract directly with the appropriate utility company or other party to install, at Tenant’s sole cost and expense, such additional service(s); provided, however, Landlord shall approve all installation plans and, at Landlord’s option, shall supervise such installation. Tenant will also pay the actual cost of such additional service.
          4.1.2. HVAC. Landlord shall furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation, Monday through Friday, inclusive, from 8:00 a.m. to 6:00 p.m. and Saturday from 9:00 a.m. to 1:00 p.m., holidays excepted (hereinafter referred to as “Normal Business Hours”). In the event Tenant desires HVAC service for periods beyond Normal Business Hours, Tenant shall notify Landlord at least twenty-four (24) hours in advance of the date the service is desired, and Tenant shall pay Landlord’s standard hourly charge (pro rated for partial hours) for such extended HVAC service to the Premises (such standard hourly charge is currently $65.00 per floor per hour, but is subject to change at any time during the Term).
          4.1.3. Chilled Water. In addition to the eighty (80) tons of existing supplemental HVAC serving the Premises, Tenant shall have the right to connect to the chilled water system and cooling tower and pumps for up to sixty (60) tons of chilled water for Tenant’s twenty-four (24) hour per day supplemental HVAC use. Tenant shall be responsible for any and all costs (including equipment)

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associated with Tenant’s connection to Landlord’s chilled water system and the cooling tower and pumps (and all such work shall be approved by Landlord in accordance with the terms of this Lease). Tenant shall pay its share of utility costs associated with its use of the chilled water system and cooling tower and pumps. Such costs shall be calculated by Landlord by multiplying the total utility costs for the use of such chilled water system and cooling tower and pumps for the Building by a fraction the numerator of which is the tonnage of Tenant’s supplemental HVAC connected to the system and the denominator of which is five hundred (500) tons plus the tonnage of Tenant’s supplemental HVAC connected to the system. Tenant shall pay such utility costs to Landlord monthly, with Tenant’s payment of rent hereunder, based on an invoice received from Landlord.
          4.1.4. Elevator Service. Passenger elevator service from the passenger elevator system in common with Landlord and other tenants in the Building twenty-four hours a day, seven days a week, three hundred sixty-five days a year.
          4.1.5. Loading Dock and Freight Elevator. The Building’s loading dock and freight elevator service to all floors of the Premises shall be available at all times during regular business hours on business days and on a scheduled basis during all other times.
     4.2. Cleaning/Refuse Removal Services. Landlord shall provide janitorial services with respect to the Premises in accordance with the cleaning specifications attached hereto as Appendix 4.2. Notwithstanding the foregoing, Landlord shall have no obligation to remove or arrange for the removal of any refuse resulting from any Alterations by or on behalf of Tenant. Tenant shall provide Landlord with access to the Premises so that Landlord can perform its obligations under this Section 4.2.
     4.3. Access. Tenant shall have free access to the Premises twenty-four (24) hours per day, three hundred sixty-five (365) days per year, subject to reasonable security procedures, in all cases subject to restrictions based on emergency conditions; provided, however, that Tenant shall be responsible for the security of its employees, contractors, representatives, and invitees.
     4.4. Maintenance and Repair of Common Areas. Subject to the provisions of Article 5 (Casualty and Condemnation), Landlord shall maintain the foundations, exterior walls, masonry, structural floors, plate glass located in the Common Areas, skylights, exterior glass, exterior windows, the roof, and all heating, ventilating and air conditioning systems serving the Building as a whole (i.e., excluding supplementary Building systems either installed at a particular tenant’s request or located within a tenant’s premises and which serve only a particular tenant’s premises), in good working order and repair; but in no event shall Landlord be obligated to repair or maintain interior glass, interior windows, or interior doors of the Premises, which shall be Tenant’s responsibility, nor shall Landlord be obligated to repair or maintain any Alterations installed by or on behalf of Tenant. Subject to the other provisions of this Lease, Landlord may perform any maintenance or make any repairs to the Building as Landlord shall desire or deem necessary for the safety, operation or preservation of the Building, or as Landlord may be required or requested to do by any governmental authority or by the order or decree of any court or by any other proper authority.
     4.5. Insurance. Landlord shall take out and maintain in force throughout the Term, with a company or companies authorized to do business in the Commonwealth of Massachusetts (i) property insurance on the Building in an amount equal to the full replacement cost of the Building (exclusive of foundations), covering all risks of direct physical loss or damage and so-called “extended coverage” risks, and which shall include a waiver of subrogation, and (ii) commercial general liability insurance with respect to the Building in such amounts as Landlord may from time to time deem necessary or desirable. Any insurance required to be maintained by Landlord hereunder may be maintained in the form of a

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blanket policy covering the Building as well as other properties owned by Landlord or affiliates of Landlord so long as the blanket policy does not reduce the limits or diminish the coverage required herein.
     4.6. Quiet Enjoyment. As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord and anyone claiming by, through or under Landlord, subject in all respects to the provisions of this Lease.
     4.7. No Liability for Interruptions. Except as hereinafter provided, Tenant shall not be entitled to any abatement, diminution or reduction of Rent by reason of Landlord’s failure to furnish any of the services referred to in this Article 4 or the Appendices referred to in Article 4 whether such failure is caused by Force Majeure (as hereinafter defined), accident, breakage, repairs, riots, strikes, lockouts or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, inability by exercise of reasonable diligence to obtain electricity, water or fuel, or by any other cause or for stoppages or interruptions of any such services for the purpose of making necessary repairs or improvements. Failure, disruption, stoppage or interruption, suspension or curtailment of any such service shall not be construed as an actual or constructive eviction or as a partial eviction of Tenant, or release Tenant from the prompt and punctual performance by Tenant of the covenants contained herein.
     Further, anything herein to the contrary notwithstanding, Landlord and Tenant agree that Landlord’s obligation, if any, to furnish heat, electricity, air conditioning, and/or water to the Premises shall be subject to and limited by all Legal Requirements affecting the supply, distribution, availability, conservation or consumption of energy, including, but not limited to, heat, electricity, gas, oil and/or water. Tenant acknowledges that Landlord must abide by all such Legal Requirements and, in so doing, Landlord shall not be in default in any manner whatsoever under the terms of this Lease as a result thereof, and Landlord’s compliance therewith shall not affect in any manner whatsoever Tenant’s obligation to pay the full Rent reserved in this Lease, as and when payable pursuant to the terms and conditions of this Lease, or Tenant’s obligation to perform any and all other obligations of Tenant under this Lease.
     Without limiting the foregoing, and notwithstanding anything in this Lease to the contrary, in no event shall Landlord have any liability for, and in no event shall Tenant have the right to claim damages, offset, diminution or a reduction or abatement of Rent, or that its possession or enjoyment has been disturbed or that it has been constructively evicted, nor may Tenant terminate this Lease, as a result of any diminution, reduction or loss of light, air, heat or view or as a result of any noise, except has hereinafter provided. In the event any such interruption in electrical or other utility service to the Premises (1) materially impairs Tenant’s use or occupancy of or access to the Premises (or portion thereof) and Tenant does not use the Premises (or portion thereof) for the conduct of its business as a result thereof, (2) is caused by the negligence or willful misconduct of Landlord and not as a result of any act or omission of Tenant or any other party or the utility company providing such service, and (3) continues for three (3) consecutive business days (a “Material Interruption”), then the Rent shall abate in proportion that the rentable area of the affected portion of the Premises so impaired and not used by Tenant bears to the rentable area of the Premises until such service is restored, except that if the Material Interruption is caused by a casualty or condemnation, then the abatement provided under this Section will not be applicable and the rights and remedies of the parties will be governed by the applicable provisions of Article 5 of this Lease.
     4.8. Costs and Expenses of Services. Except as otherwise provided in this Lease, and except for the costs and expenses associated with furnishing electricity to the Premises (for which Tenant will be charged in accordance with Section 2.2.3), the costs and expenses incurred by Landlord in connection with furnishing the services referred to in this Article 4 and the Appendices referred to herein, shall be included as part of Operating Expenses.

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ARTICLE 5. CASUALTY AND CONDEMNATION
     5.1. Casualty.
          5.1.1. Option to Terminate and Not to Restore. Notwithstanding any provisions of this Lease to the contrary, if there is substantial damage to the Building or the Premises due to a fire or other casualty such that the Building or Premises could not, in the reasonable estimation of an engineer selected by Landlord and reasonably approved by Tenant, be repaired within one (1) year of the date of such estimate (which estimate is to be provided to Tenant within forty-five (45) days of such casualty), then either party shall have the right to terminate this Lease by delivering written notice of such termination to the other, within sixty days (60) of such fire or other casualty, the notice to specify a termination date not less than thirty (30) days after its transmission.
          5.1.2. Application of Insurance Proceeds. If Landlord or Tenant does not terminate this Lease pursuant to Section 5.1.1 or Section 5.1.4 hereof, the net amount of any insurance proceeds (excluding proceeds received pursuant to any rental interruption coverage obtained by Landlord) actually recovered by Landlord by reason of the damage or destruction of the Building or Premises in excess of the cost of adjusting the insurance claim and collecting the insurance proceeds (such excess amount being hereinafter called the “net insurance proceeds”), plus the deductible amount, shall be applied towards the cost of the work required to be performed by Landlord under Section 5.1.3. If the net insurance proceeds are more than adequate to complete such work, the amount by which the net insurance proceeds exceed the cost of such work shall be retained by Landlord. In no event shall Landlord be obligated to expend any amount in excess of the net insurance proceeds actually recovered to repair or restore the Building or Premises as a result of a fire or other casualty, plus the deductible amount.
          5.1.3. Landlord’s Work. If the Premises or the Building shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord of any damage or destruction to the Premises and/or Building of which Tenant has knowledge or is aware, and, unless Landlord or Tenant has terminated this Lease pursuant to Section 5.1.1 or Section 5.1.4, Landlord, subject to the conditions set forth in this Section 5.1.3, shall repair, rebuild or replace such damage and restore the Premises and/or the Building as the case may be, to substantially the same condition in which they were immediately prior to such damage or destruction. Landlord shall exercise commercially reasonable efforts to commence the repair and restoration work required by this Section 5.1.3 promptly after receiving the insurance proceeds from the insurer, and to work diligently to complete such work, taking into account delays beyond Landlord’s reasonable control. If, however, the Premises is not substantially repaired by the date that is one (1) year following Landlord’s receipt of such insurance proceeds, Tenant may, by written notice to Landlord, terminate the Lease, in which case the Lease shall terminate thirty (30) days after Landlord’s receipt of such notice, unless prior to such thirtieth day, the repair of the Premises is substantially completed. Tenant shall, at its sole cost and expense, remove so much of its furniture and furnishings and other belongings from the Premises as Landlord shall reasonably require in order to perform the work required to be performed by Landlord under this Section 5.1.3.
          5.1.4. Mutual Right to Terminate. Notwithstanding anything herein to the contrary, if the Premises is substantially damaged by a fire or other casualty during the last six (6) months of the Lease Term (and Tenant has not theretofore exercised its extension option), such that Tenant is precluded from occupying the Premises for a period in excess of thirty (30) days, Landlord and Tenant shall each have the right to terminate this Lease by giving the other notice within thirty (30) days of such fire or casualty, with notice shall be effective as of the date of the casualty.
          5.1.5. Repair and Restoration of Tenant’s Personal Property, Tenant’s Work and any Tenant Alterations. Landlord’s obligation to restore the Premises under Section 5.1.3 shall not include

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the repair, restoration or replacement of the furniture, fixtures or any other personal property owned by or in the possession of Tenant. In addition, Landlord shall not be under any obligation to repair, restore or replace any alterations or improvements to the Premises made by Tenant after the Lease Commencement Date; provided, however, if Tenant tenders its insurance proceeds to Landlord, Landlord shall restore such improvements made by Tenant up to the amount of such insurance proceeds.
          5.1.6. Rent Abatement. Tenant will receive an equitable abatement of Rent to the extent and during the time the Premises are rendered untenantable due to a fire or other casualty. Any abatement of Rent shall be in such proportion as the part of the Premises thus destroyed or rendered untenantable bears to the total Premises from the date of such damage or destruction and until the earlier of the date that (i) Landlord substantially completes the work upon the Premises required to be performed by Landlord hereunder, or (ii) Tenant recommences use of such part of the Premises for the conduct of its business.
     5.2. Condemnation. If the Premises or the Building is rendered untenantable by reason of a condemnation (or by a deed given in lieu thereof), then either party may terminate this Lease by giving written notice of termination to the other party within thirty (30) days after such condemnation, in which event this Lease shall terminate effective as of the date of such condemnation. If this Lease so terminates, Rent shall be paid through and apportioned as of the date of such condemnation. Except as otherwise set forth herein, if such condemnation does not render the Premises or the Building untenantable, this Lease shall continue in effect and Landlord shall promptly restore the portion not condemned to the extent reasonably possible to the condition existing prior to the condemnation. In such event, Landlord shall not be required to expend an amount in excess of the proceeds received by Landlord from the condemning authority, plus any net insurance proceeds and the deductible amount.
If only a part of the Premises shall be acquired or condemned by eminent domain, then, except as otherwise provided in this Section, this Lease shall continue in force and effect, but from and after the date of the vesting of title, the Monthly Base Rent shall be an amount which bears the same ratio to the Monthly Base Rent payable immediately prior to such condemnation as the value of the untaken portion of the Premises (appraised after the taking and repair of any damage to the Building pursuant to this Section) bears to the value of the entire Premises immediately before the taking and any Additional Rent payable shall be adjusted to reflect the diminution of the Premises. Such value of the Premises before and after the taking shall be determined by an independent appraiser chosen by Landlord and reasonably approved by Tenant. Pending such determination, Tenant shall pay to Landlord rent as fixed by Landlord, subject to adjustment after such determination. If only a part of the Property shall be so acquired or condemned, then (a) whether or not the Premises shall be affected, but provided that such taking affects a material portion of the Building and/or the Parking Lot, Landlord may, within sixty (60) days following the date of vesting of title, give Tenant thirty (30) days’ notice of termination of this Lease, or (b) if more than twenty percent (20%) of the total area of the then Premises, or more than twenty-five percent (25%) of the parking spaces available in the Parking Lot, is/are acquired or condemned, Tenant may, within sixty (60) days following the date upon which Tenant shall have received notice of vesting of title, give to Landlord thirty (30) days’ notice of termination of this Lease. In the event any such thirty (30) day notice of termination is given by Landlord or Tenant, this Lease shall terminate upon the expiration of said thirty (30) days with the same effect as if that date were the Expiration Date, without prejudice to Landlord’s rights against Tenant under this Lease in effect prior to such termination; and the rental shall be apportioned as of such date or sooner termination.
          5.2.1. Application of Condemnation Award. Landlord reserves all rights, and Tenant hereby assigns to Landlord all of Tenant’s rights, if any, in and to compensation for any condemnation (except for any awards payable directly to Tenant for moving and relocation expenses or for Tenant’s furnishings, trade fixtures and equipment which are not part of the Premises or for the unamortized cost to

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Tenant of any additions, alterations or improvements to the Premises made by Tenant provided such awards do not reduce any award to Landlord), and Tenant shall make no claim against Landlord or the condemning authority for compensation (except as provided in the immediately preceding sentence) for termination of Tenant’s leasehold interest under this Lease or interference with Tenant’s business.
ARTICLE 6. DEFAULT
     6.1. Events of Default. The occurrence of any of the following shall constitute an event of default (a “Default”) by Tenant under this Lease:
               i. Tenant fails to pay any Rent when due and such failure to pay is not cured within five (5) days after written notice from Landlord, provided, however, a Default shall occur without any obligation of Landlord to give any written notice if Tenant fails to pay any regularly scheduled payment of Rent within five (5) days from the date due, and Landlord has given Tenant written notice under this Section 6.1(i) on two (2) occasions during the three hundred sixty-five (365) day interval preceding such failure to pay by Tenant;
               ii. Tenant violates Section 3.8 (Assignment and Sublet);
               iii. the leasehold interest of Tenant is levied upon or attached under process of law and such levy or attachment is not removed or dissolved within thirty (30) days;
               iv. (a) if a receiver or custodian is appointed for any or all of Tenant’s property or assets and such receiver or custodian is not dismissed within sixty (60) days of such appointment; or (b) if Tenant files a voluntary petition under 11 U.S.C. Article 101 et seq., as amended (the “Bankruptcy Code”), or under the insolvency laws of any jurisdiction (the “Insolvency Laws”); or (c) if there is filed an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is not dismissed within sixty (60) days of filing; or (d) if Tenant makes or consents to an assignment of its assets, in whole or in part, for the benefit of creditors, or a common law composition of creditors; or
               v. Tenant fails to perform or observe any other covenant or obligation of Tenant set forth in this Lease and such failure is not cured within thirty (30) days (or promptly and in any event within three (3) business days (or such longer time as hereinafter provided) after written notice from Landlord if the failure involves an imminent risk of harm to any person or property, or illegal conduct) after written notice from Landlord, or if such failure is not reasonably curable within such thirty (30) day period, such longer period of time as may be reasonably necessary to effect such cure, so long as Tenant prosecutes such cure to completion with reasonable diligence.
     6.2. Remedies for Default.
          6.2.1. Entry/Termination. Upon the occurrence of a Default, Landlord may elect to terminate this Lease, or, without terminating this Lease, terminate Tenant’s right to possession of the Premises and in either case by written notice thereof to Tenant. Upon any such termination, Tenant shall immediately surrender and vacate the Premises and deliver possession thereof to Landlord.
          6.2.2. Releasing. If Landlord terminates Tenant’s right to possession of the Premises without terminating this Lease, Landlord may relet the Premises or any part thereof. In such case, Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord shall reasonably deem appropriate; provided, however, Landlord may first lease Landlord’s other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant

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about such reletting. Tenant shall reimburse Landlord for all reasonable costs and expenses of reletting the Premises including, but not limited to, all brokerage, advertising, legal, alteration and other expenses incurred to secure a new tenant for the Premises, and tenant inducements. In addition, if the consideration collected by Landlord upon any such reletting, after payment of the expenses of reletting the Premises which have not been reimbursed by Tenant, is insufficient to pay monthly the full amount of the Rent, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due. If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.
          6.2.3. Damages. If Landlord terminates this Lease pursuant to the terms and provisions of this Section 6.2, Landlord may recover from Tenant, and Tenant shall pay to Landlord, on demand, the Rent and other charges payable by Tenant to Landlord through the date of termination, and, in addition, shall pay to Landlord as damages, at the election of Landlord, either: (x) an accelerated lump sum amount equal to the present value of the amount by which the aggregate amount of Rent owing from the date of such termination through the Expiration Date exceeds the fair rental value of the Premises for the same period; or (y) amounts equal to the Rent which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Expiration Date; provided, however, if Landlord shall re-let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting, the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, administrative costs, advertising costs, brokerage commissions, and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining Term of this Lease; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this subparagraph or to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the completion of such suit. If the Premises or any part thereof shall be re-let in combination with other space, a proper apportionment on a square foot area basis shall be made of the rent received from re-letting and other expenses of such re-letting.
     Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated hereunder.
          6.2.4. Landlord’s Right to Cure. Landlord may, but shall not be obligated, to perform any obligation of Tenant under this Lease after the occurrence of a Default; and, if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand.
          6.2.5. Cumulative Remedies. Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law and/or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.
          6.2.6. No Waiver. No receipt of money by Landlord from Tenant after termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or

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suit. No waiver of any default of Tenant shall be implied from any omission by Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated. No consent or waiver, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.
          6.2.7. Agreements Applicable to Tenant’s Bankruptcy. Notwithstanding anything to the contrary contained herein, and without prejudice to Landlord’s right to require a written assumption from each assignee, any person or entity to whom this Lease is assigned including, without limitation, assignees pursuant to the provisions of the Bankruptcy Code, shall automatically be deemed, by acceptance of such assignment or sublease or by taking actual or constructive possession of the Premises, to have assumed all obligations of Tenant arising under this Lease effective as of the earlier of the date of such assignment or sublease or the date on which the assignee or sublessee obtains possession of the Premises. In the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord or shall remain the exclusive property of Landlord and not constitute the property of Tenant or Tenant’s estate within the meaning of the Bankruptcy Code. In the event of any Default described in Section 6.1.iv, in order to provide Landlord with the assurances contemplated by the Bankruptcy Code, in connection with any assignment and assumption of this Lease, Tenant must fulfill the following obligations, in addition to any other reasonable obligations that Landlord may require, before any assumption of the Lease is effective: (i) all defaults under Section 6.1.i of this Lease must be cured within ten (10) days after the date of assumption; (ii) all other defaults under Section 6.1 of this Lease other than under subsection 6.1.vi must be cured, if cure is possible, and in any event Landlord shall be adequately compensated for such default, all within fifteen (15) days after the date of assumption; (iii) all actual monetary losses incurred by Landlord (including, but not limited to, reasonable attorneys’ fees) must be paid to Landlord within ten (10) days after the date of assumption; and (iv) Landlord must receive within ten (10) days after the date of assumption a security deposit in the form or a letter of credit in an amount equal to six (6) months of Monthly Base Rent (using the Monthly Base Rent in effect for the first full month immediately following the assumption) and an advance prepayment of Monthly Base Rent in the amount of three (3) months Monthly Base Rent (using the Monthly Base Rent in effect for the first full month immediately following the assumption), both sums to be held by Landlord in accordance with this Lease and deemed to be Rent under this Lease for the purposes of the Bankruptcy Code, as amended and from time to time in effect. In the event this Lease is assumed in accordance with the requirements of the Bankruptcy Code and this Lease, and is subsequently assigned, then, in addition to any other reasonable obligations that Landlord may require and in order to provide Landlord with the assurances contemplated by the Bankruptcy Code, Landlord shall be provided with (i) a financial statement of the proposed assignee prepared in accordance with generally accepted accounting principles consistently applied, on a cash basis, which reveals a net worth in an amount sufficient, in Landlord’s reasonable judgment, to assure the future performance by the proposed assignee of Tenant’s obligations under this Lease; or (ii) a written guaranty by one or more guarantors with financial ability sufficient to assure the future performance of Tenant’s obligations under this Lease, such guaranty to be in form and content satisfactory to Landlord and to cover the performance of all of Tenant’s obligations under this Lease.
     6.3. Landlord Default. Landlord shall not be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Lease unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to complete such repairs within thirty (30) days after receipt of such notice, or if the nature of such repair would reasonably require more than thirty (30) days to complete, if Landlord has failed to commence performance of such repair within such thirty (30) day period or has failed to proceed with reasonable diligence to complete such repairs if

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any repairs are, in fact, necessary. Notwithstanding the foregoing, if any condition in the Building or Premises constitutes an imminent threat to person or property and is the Landlord’s responsibility, Landlord shall remedy such condition or cause such condition to be remedied promptly after receipt of notice thereof (whether or not from Tenant), and in the event Landlord fails to commence such repair within seventy-two hours of Tenant’s notice, Tenant may elect to take action hereunder immediately thereafter with simultaneous notice to Landlord of Tenant’s action and if Tenant reasonably believes an emergency to exist, Tenant shall endeavor to give Landlord advance notice, but if such notice is not reasonable under the circumstances, shall give notice to Landlord as soon as practicable thereafter. Landlord shall reimburse Tenant for all actual out-of-pocket costs reasonably incurred in connection with such repairs completed by Tenant hereunder (the “Repair Reimbursement”) within thirty (30) days after submission by Tenant to Landlord of a statement of such costs together with invoices and other reasonable supporting documentation. If Landlord shall fail to make timely payment of such amounts, Tenant shall provide a second notice to Landlord, and if Landlord fails to make such payment within fifteen (15) days after such second request, Tenant may deduct such amounts from the Monthly Base Rent next due and owing under this Lease; provided that (i) in the event Landlord disputes any amounts claimed by Tenant, Tenant shall not be entitled to deduct the disputed amounts (but may deduct amounts not in dispute) until the dispute is resolved, and (ii) Tenant may not deduct more than ten percent (10%) of the Monthly Base Rent during any month; provided further that Tenant shall be entitled to interest, calculated at the Default Rate, from the date that is thirty (30) days after such costs are incurred, until the date that Tenant is reimbursed (either directly or by an offset to Monthly Base Rent) on any amounts not paid timely by Landlord to Tenant under this Section 6.3. In the event that Tenant and Landlord do not agree on the Repair Reimbursement, Landlord and Tenant shall, for a period of thirty (30) days from the date that Landlord notifies Tenant that it disputes the Repair Reimbursement, negotiate in good faith to resolve such disagreement. If, however, after such thirty (30) days period, Landlord and Tenant have not resolved such matter, either party may apply to the American Arbitration Association, or any successor thereto, in order to resolve such dispute by arbitration.
ARTICLE 7. PROTECTION OF LENDERS
     7.1. Subordination and Attornment. This Lease shall be automatically subordinated to any existing Mortgage encumbering the Property, provided, however, as a condition precedent to such subordination, Landlord shall provide to Tenant a subordination, non-disturbance and attornment agreement, in a commercially reasonable form, and which provides that the ground lessor, mortgagor or beneficiary of such Mortgage agrees that in the event of the foreclosure or termination of such Mortgage, this Lease and the rights of Tenant hereunder will continue in full force and effect so long as Tenant is not in default beyond any applicable grace or cure periods (“SNDA”). “Mortgage” includes any mortgage, deed of trust or ground lease, together with any amendments, additional advances, restatements, modifications or consolidations of such instrument. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its Mortgage and gives written notice thereof to Tenant, this Lease will be deemed prior to such Mortgage whether this Lease is dated prior or subsequent to the date of said Mortgage or the date of recording thereof. Simultaneously with Landlord’s execution and delivery of this Lease to Tenant, Landlord shall provide Tenant with a SNDA executed by Landlord’s current Mortgagee in the form attached hereto as Appendix 7.1.
     7.2. Estoppel Certificates. Each of Tenant and Landlord agrees periodically to furnish within ten (10) business days after so requested by the other or the holder of any Mortgage a certificate signed by the non-requesting party certifying such customary factual matters with respect to this Lease and Tenant’s occupancy of the Premises as may be reasonably required by the requesting party or such holder. Any such certificate may be relied upon by any ground lessor, prospective purchaser, secured party, or mortgagee of the Building, the Land, the Premises or any part thereof or interest of Landlord or Tenant therein.

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ARTICLE 8. GENERAL PROVISIONS
     8.1. Tenant’s Organization, Authority. In the event Tenant is a corporation (including any form of professional association), partnership (general or limited), or other form of organization other than an individual (each such entity is individually referred to herein as an “Organizational Entity”), then Tenant hereby covenants, warrants and represents: (1) that the individual executing this Lease is duly authorized to execute and/or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant, (2) that this Lease is binding upon Tenant, (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located, and (4) that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound.
     8.2. Brokers. Each of Landlord and Tenant represents and warrants that the other that it has dealt only with the brokers named in the Schedule of Incorporated Terms (the “Broker”) in connection with this Lease and that, to the best of its knowledge, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Each of Landlord and Tenant agrees to indemnify, defend and hold the other harmless from and against any claims for a fee or commission made by any broker, other than the Broker.
     8.3. Tender of Lease Not an Offer to Lease; Execution and Delivery. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant.
     8.4. Force Majeure. Neither party shall be in default hereunder for failing to perform any of its obligations hereunder (other than the payment of any Rent or other sum) if the claiming party is prevented from performing any of its obligations hereunder due to acts of God, imminent occurrences of acts of God, strikes, sabotage, accidents, acts of war or terror, fire and casualty, legal requirements (to the extent they are not customary or require a longer than usual time period in which to comply), government restrictions or controls on construction (to the extent such restrictions or controls are not customary or require a longer than usual time period in which to comply), insurance reimbursement problems or delays, emergencies, shortages or inability to obtain labor, materials or equipment, energy shortage, or any other causes (other than the inability to obtain financing) beyond the reasonable control of the party claiming the force majeure event (“Force Majeure”). In no event shall Tenant be entitled to claim any Force Majeure event for its failure to pay Rent or other sums under this Lease or the start of the commencement of the Term of the Lease for any portion of the Premises or any additional space to be leased by Tenant under this Lease. Notwithstanding the foregoing, the time periods and dates applicable to (i) Landlord’s restoration obligations after an event of fire or other casualty or taking set forth in Article V, and (ii) Landlord’s delivery of the Premises in Section 1.4.3 (and including the dates by which certain penalties and other rights of Tenant, as specified in said Section 1.4.3, commence) shall not, after extension on account of any Tenant Delays, in either case, be extended for more than an additional sixty (60) days on account of any Force Majeure event.
     8.5. No Surrender. Neither the delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof, nor the termination or expiration of any sublease or assignment or all or any portion of the Premises, nor the abandonment or the Premises shall operate as a termination of this Lease or an acceptance of surrender of the Premises, absent the explicit written agreement of the Landlord to same.

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     8.6. Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease.
     8.7. Legal Costs and Expenses; Prevailing Party. Tenant shall pay to Landlord all costs and expenses, including reasonable attorney’s fees, incurred by Landlord in connection with a default by Tenant hereunder or in enforcing this Lease. Notwithstanding the foregoing, the prevailing party in any litigation shall be entitled to its attorney’s fees and court costs.
     8.8. Limitation of Landlord’s Liability. Notwithstanding anything to the contrary in this Lease, the liability of Landlord (and of any successor Landlord) shall be limited to the interest of Landlord in the Property and the proceeds thereof, and Tenant shall look solely to Landlord’s interest in the Property and the proceeds thereof for the recovery of any judgment or aware against Landlord. Landlord shall have the right in its sole and unrestrained discretion, to transfer and assign, in whole or in part, all of its rights and obligations in and to this Lease and/or the Building or Property. The word “Landlord” is used in this Lease to include the Landlord named above as well as its successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord. Any such person, whether or not named herein, shall have no liability hereunder after it ceases to hold title to the Premises except for obligations which may have theretofore accrued. Neither Landlord nor any principal, member, officer, employee or partner of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the Premises, and neither Landlord, nor any parent or affiliate company, nor any principal, employee, officer, member, or partner of Landlord shall have any personal liability to Tenant for any liability of or claim against Landlord under this Lease beyond the equity of the Landlord in the Building and the Land. In no event shall Landlord be liable to Tenant for any lost profit, damage to or loss of business or any form of special, indirect or consequential damage.
     8.9. Limitation of Tenant’s Liability. No principal, member, officer, employee or partner of Tenant, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the Premises. Except as otherwise set forth in Section 2.5 hereof, Tenant shall not be liable to Landlord for any lost profit, damage to or loss of business or any form of special, indirect or consequential damage.
     8.10. No Recording of Lease. Tenant shall not record this Lease; however, the parties shall record a notice or memorandum hereof in statutory form.
     8.11. Notices. All notices and demands to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord or Tenant, as the case may be, at the address of each party set forth in the Schedule or at such other address as either party may hereafter designate. Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service. Notices shall be considered to have been given upon the earlier to occur of actual receipt or refusal to accept delivery thereof.
     8.12. Tenant’s Financing. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to grant a lien and security interest in all of its assets (including, without limitation, its personal property, equipment and fixtures situated at the Premises) to secure financing for itself and its affiliates without the consent of Landlord. To accommodate such financing, Landlord agrees to waive any statutory landlord’s lien on Tenant’s assets and permit Tenant’s lender, pursuant to a commercially reasonable agreement between Landlord and Tenant’s lender, during the existence of any default under such financing, to access the Premises for the purpose of taking possession of and selling such assets, to the extent permitted under the agreements evidencing and securing such financing.

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Landlord further agrees to promptly execute and deliver to Tenant and its lender any commercially reasonable documentation reasonably requested by Tenant or its lender and approved by Landlord to memorialize the foregoing, provided that Tenant shall reimburse Landlord for all reasonable costs incurred by Landlord in reviewing any request by Tenant or its lender, including, including, but not limited to, reasonable attorney’s fees (which costs and fees shall be capped at $500 in each instance).
     8.13. Waiver of Subrogation. Landlord and Tenant agree that in the event the Building, the Premises or the contents thereof are damaged or destroyed by fire or other casualty, the rights, if any, of either party against the other with respect to such damage or destruction are waived to the extent such damage or destruction is covered under the insurance policies of Landlord or Tenant. All policies of insurance covering the Building, the Premises or the contents thereof obtained by Landlord or Tenant shall contain a clause or endorsement providing in substance that (i) such insurance shall not be prejudiced if the insureds thereunder have waived in whole or in part the right of recovery from any person or persons prior to the date and time of loss or damage, if any, and (ii) the insurer waives any rights of subrogation against Landlord (in the case of Tenant’s insurance policy) or Tenant (in the case of Landlord’s insurance policy), as the case may be.
     8.14. Miscellaneous.
          8.14.1. Entire Agreement. This Lease, and the Appendices attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant, and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.
          8.14.2. Governing Law; Severability; Rules of Construction. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. Each and every covenant of Tenant in this Lease shall be both a covenant and a condition to the performance of Landlord’s obligations hereunder. No covenant of Landlord in this Lease shall be a condition to the performance of Tenant’s obligations hereunder. The obligations and covenants of Tenant under this Lease shall be independent of Landlord’s obligations under this Lease, and no failure of Landlord to perform its obligations under this Lease shall relieve Tenant from performing its obligations or covenants under this Lease or permit Tenant to terminate, or be deemed a termination of, this Lease.
          8.14.3. Binding Effect; Successors and Assigns; No Third Party Beneficiaries. Subject to Section 3.8 of this Lease, each provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns; and all references herein to Landlord and Tenant shall be deemed to include all such parties. The provisions of this Lease shall not inure to the benefit of or be relied upon by any other parties.

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          8.14.4. Survival. All representations and warranties of Landlord and Tenant, Landlord’s and Tenant’s indemnities, hold harmless and defense obligations and Tenant’s obligations to pay Additional Rent shall survive the expiration or earlier termination of this Lease.
          8.14.5. Time is of the Essence. Time is of the essence of this Lease and each and all of its provisions.
          8.14.6. Waiver of Jury Trial; Consent by Tenant to Jurisdiction and Venue. Landlord and Tenant waive trial by jury in the event of any action, proceeding or counterclaim brought by either Landlord or Tenant against the other in connection with this Lease. Each of Landlord and Tenant consents to the exercise of personal jurisdiction over it by the courts of the Commonwealth of Massachusetts, including any Federal court sitting in such jurisdiction, and agrees that venue shall be proper in Middlesex County or in the United States District Court for the District of Massachusetts, in addition to any other court where venue may be proper.
[SIGNATURES ON FOLLOWING PAGE]

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     Executed as of the date first above written by Landlord and Tenant.
LANDLORD:
MSCP CROSBY, LLC, a Delaware limited liability company

By:	Divco West Real Estate Services, Inc., its agent

	By:	/s/ James Teng Name: James Teng
Title: Managing Director
TENANT:
ACME PACKET, INC., a Delaware corporation

By:	/s/ Andrew D. Ory Name: Andrew D. Ory
Title: Chief Executive Officer

APPENDIX 1.1A
PLAN OF PREMISES

APPENDIX 1.1B
LEGAL DESCRIPTION
Description of Land
A certain parcel of land, with the buildings and improvements thereon, located at 100 Crosby Drive in the Town of Bedford, Middlesex County, Massachusetts, shown on a plan entitled “Compiled Plan of Land Bedford, Mass,” dated May 29, 1980, with Conservation Restriction Area added June 19, 1980, prepared by Schofield Brothers, Inc., recorded with the Middlesex South Registry of Deeds as Plan No. 1575 of 1980, Book 14163, Page 363 (the “Plan”), bounded and described according to the Plan as follows:
Beginning at the Southeast corner at a point on the Westerly sideline of Crosby Drive and land now or formerly of Linsey; thence

S 88° 20’ 10” W	Three Hundred Fifty-Five (355) feet to a point; thence

N 01° 39’ 50” W	One Hundred Four and 35/100 (104.35) feet to a point; thence

S 88° 20’ 10” W	Two Hundred Eight and 71/100 (208.71) feet to a point; thence

S 01° 39’ 50” E	One Hundred Four and 35/100 (104.35) feet to a point; thence

S 88° 20’ 10” W	Three Hundred Sixty-Four and 69/100 (364.69) feet to a drill hole at the end of a stone wall; thence

S 66° 44’ 20” W	Two Hundred Forty-Six and 38/100 (246.38) feet by a stone wall to a drill hole in the wall; thence

S 66° 44’ 20” W	One Hundred Ninety (190) feet to the thread of the Shawsheen River; thence

Northerly and Northeasterly	Four Thousand, Five Hundred Sixty-Five (4,565) feet plus or minus by the thread of the Shawsheen River to a point at the Southerly sideline of Middlesex Turnpike; thence

S 42° 46’ 10” E	Four Hundred Twenty (420) feet more or less to a stone bound; thence

S 42° 46’ 10” E	Five Hundred Eighteen and 12/100 (518.12) feet to a point; thence

S 41° 47’ 40” E	Two Hundred Forty-Two and 83/100 (242.83) feet to the Westerly sideline of Crosby Drive; the last three (3) courses being by the Southerly sideline of the Middlesex Turnpike; thence

S 26° 18’ 00” W	Two Hundred Sixty-Five and 38/100 (265.38) feet to a point; thence

S 34° 19’ 00” W	Five Hundred Seventeen and 4/10 (517.4) feet to a point; thence

S 54° 26’ 10” W	One Hundred Sixty-Six and 92/100 (166.92) feet to a point; thence

S 49° 39’ 00” W	One Hundred Thirty-Three and 97/100 (133.97) feet to a point; thence

S 19° 51’ 10” W	Sixty-Nine and 65/100 (69.65) feet to a point; thence

S 61° 11’ 00” W	Fifty-Eight and 7/10 (58.7) feet to a point; thence

S 41° 37’ 40” E	Forty-Four and 12/100 (44.12) feet to a point; thence

S 19° 51’ 10” W	One Hundred Nineteen and 7/10 (119.7) feet to a point; thence

S 00° 27’ 40” W	Eighty-Eight and 32/100 (88.32) feet to a point; thence

S 15° 26’ 10” E	One Hundred Sixty-Four and 21/100 (164.21) feet to the point of beginning; the last ten (10) courses being by the Westerly sideline of Crosby Drive.
Excepting and excluding from the above-described parcel so much thereof as is included within the Order of Public Way Taking in Fee of Middlesex Turnpike/Crosby Drive by the Town of Bedford recorded with the Middlesex S. D. Registry of Deeds in Book 40535, Page 532, as affected by Affidavit recorded with said Deeds in Book 44112, Page 363.

APPENDIX 1.1C
SITE PLAN
The Site Plan is provided for informational purposes only to indicate the general location of the Building and the Parking Lot, as well as the general location of the Property in reference to the surrounding streets. This Site Plan does not include the metes and bounds of the Property as described on Appendix 1.1B.

APPENDIX 1.1.1
RULES AND REGULATIONS
     1. Tenant shall not make any room-to-room canvas to solicit business from other tenants in the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily included within Tenant’s use of the Premises as specified in the Lease.
     2. Tenant shall not make any use of the Premises which may be dangerous to person or property or which shall increase the cost of insurance or require additional insurance coverage.
     3. Tenant shall not paint, display, inscribe or affix any sign, picture, advertisement, notice, lettering or direction or install any lights on any part of the outside or inside of the Building, other than the Premises, and then not on any part of the inside of the Premises which can be clearly seen from outside the Premises, except as approved by Landlord in writing.
     4. Tenant shall not use the name of the Building in advertising or other publicity, except as the address of its business.
     5. Tenant shall not obstruct or place objects on or in sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building.
     6. Bicycles shall not be permitted in the Building other than in a location designated by Landlord.
     7. Tenant shall not allow any animals, other than seeing eye dogs, in the Premises or the Building.
     8. Tenant shall not disturb other tenants or make excessive noises, cause disturbances, create excessive vibrations, odors or noxious fumes or use or operate any electrical or electronic devices or other devices that emit excessive sound waves or are dangerous to other tenants of the Building or that would interfere with the operation of any devise or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices outside of the Building or the Premises.
     9. Tenant shall not waste electricity or water and shall cooperate with Landlord to assure the most effective operation of the Building’s heating and air conditioning systems, and shall refrain from attempting to adjust any controls which are not the property of Tenant except for the thermostats within the Premises. Tenant shall keep all doors to the Premises closed.
     10. Unless Tenant installs new doors to the Premises, Landlord shall furnish two (2) sets of keys for all doors to the Premises at the commencement of the Term. Tenant shall furnish Landlord with duplicate keys for any new or additional locks on doors installed by Tenant. When the Lease is terminated, Tenant shall deliver all keys to Landlord and will provide to Landlord the means of opening any safes, cabinets or vaults left in the Premises.
     11. Tenant shall not install any signal, communication, alarm or other utility or service system or equipment which is attached to the Premises without the prior written consent of Landlord.

     12. Tenant shall not use any draperies or other window coverings instead of or in addition to the Building standard window coverings designated and approved by Landlord for exclusive use throughout the Building.
     13. Landlord may require that all persons who enter or leave the Building identify themselves to watchmen, by registration or otherwise. Landlord, however, shall have no responsibility or liability for any theft, robbery or other crime in the Building. Tenant shall assume full responsibility for protecting the Premises, including keeping all doors to the Premises locked after the close of business.
     14. Tenant shall not overload floors; and Tenant shall obtain Landlord’s prior written approval as to size, maximum weight, routing and location of heavy business machines, safes, and other heavy objects.
     15. In no event shall Tenant bring into the Building inflammables such as gasoline, kerosene, naphtha and benzene, or explosives or firearms or any other articles of an intrinsically dangerous nature.
     16. Furniture, equipment and other large articles may be brought into the Building only at the time and in the manner designated by Landlord. Movements of Tenant’s property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant.
     17. No person or contractor, unless approved in advance by Landlord, shall be employed to do janitorial work, interior window washing, cleaning, decorating or similar services in the Premises.
     18. Tenant shall not use the Premises for lodging, cooking (except for microwave reheating and coffee makers) or manufacturing or selling any alcoholic beverages or for any illegal purposes.
     19. Tenant shall cooperate and participate in all reasonable security programs affecting the Building.
     20. Tenant shall not loiter in the Building, nor shall Tenant, eat, drink, sit or lie in the lobby or other public areas in the Building, except for the cafeteria and fitness center. Tenant shall not go onto the roof of the Building or any other non-public areas of the Building (except the Premises), and Landlord reserves all rights to control the public and non-public areas of the Building. In no event shall Tenant have access to any electrical, telephone, plumbing or other mechanical closets without Landlord’s prior written consent.
     21. Tenant shall not use the freight or passenger elevators, loading docks or receiving areas of the Building except in accordance with regulations for their use established by Landlord.
     22. Tenant shall not dispose of any foreign substances in the toilets, urinals, sinks or other washroom facilities, nor shall Tenant permit such items to be used other than for their intended purposes; and Tenant shall be liable for all damage as a result of a violation of this rule.
     23. Tenant acknowledges that the Building is a non-smoking building. Tenant and its employees shall be permitted to smoke only in those areas of the Property specifically designated by Landlord as smoking areas, and in no event shall Tenant allow its employees or invitees to smoke in the public areas of the Building.

APPENDIX 1.1.2
OPTION SPACE

APPENDIX 1.3.3
TENANT’S WORK AND ALTERATIONS
     1. Landlord’s Approval of Construction Documents. Tenant shall not perform any Alterations (which term shall include “Tenant Work”) other than Permitted Alterations until Tenant has received Landlord’s prior written approval of such Alterations, which shall not be unreasonably withheld, conditioned or delayed. Whenever Tenant seeks to obtain Landlord’s approval of any Alteration, Tenant shall, prior to commencing such Alteration, submit to Landlord permit-ready, detailed drawings and specifications (“Construction Documents”) prepared and stamped by an architect or engineer (either such professional, “Tenant’s Architect”) registered in the Commonwealth of Massachusetts (and in connection with Tenant Work, approved by Landlord). The Construction Documents, to the extent applicable to the specific Alteration proposed by Tenant, shall set forth in detail the requirements for construction of the Alterations (including all architectural, mechanical, electrical, plumbing, fire protection and structural drawings and detailed specifications), shall be fully coordinated with one another and with field conditions as they exist in the Premises and elsewhere in the Building, and shall show all work necessary to complete the Alterations including all cutting, fitting, and patching and all connections to the mechanical and electrical systems and components of the Building. The Construction Documents shall show Alterations that (i) comply with all applicable laws, regulations, building codes, (ii) unless approved by Landlord, do not in any manner affect any structural component of the Building (including, without limitation, exterior walls, exterior windows, core walls, roofs or floor slabs), (iii) are in all material respects compatible with the electrical and mechanical components and systems of the Building, (iv) do not materially or adversely affect any space in the Building other than the Premises (including the exterior of the Building), (v) conform to floor loading limits, and (vi) with respect to all materials, equipment and special designs, processes, or products, do not infringe on any patent or other proprietary rights of others. Landlord’s approval of Construction Documents shall signify only Landlord’s consent to the Alterations shown thereon and shall not result in any responsibility of Landlord concerning compliance of the Alterations with laws, regulations, or codes, or coordination of any aspect of the Alterations with any other aspect of the Alterations or any component or system of the Building, or the feasibility of constructing the Alterations without damage or harm to the Building, all of which shall be the sole responsibility of Tenant.
     Landlord shall approve or disapprove the Construction Documents within fourteen (14) days of Landlord’s receipt thereof. If Landlord disapproves the Construction Documents, Landlord shall specify the reasons for such disapproval, and Tenant shall re-submit revised Construction Documents to Landlord for approval (to be granted or withheld within fourteen (14) days of receipt thereof). Landlord may withhold its consent to any Alteration that (i) may exceed the capacity of or adversely affect the capacity, maintenance, operating costs or integrity of the Building or its structures or systems unless Tenant installs such supplemental equipment as is necessary to alleviate the foregoing, (ii) violates any agreement which affects the Property or binds Landlord, (iii) may diminish the value of the Premises for any general purpose office use unless Tenant agrees to restore the Premises to its condition prior to such Alteration, (iv) may require any unusual expense to re-adapt the Premises for any general purpose office use unless Tenant agrees to restore the Premises to is conditions prior to such Alteration; or (v) if approval is required under the operative loan documents or ground lease superior to the Lease, such Alteration is not approved by the holder of any Mortgage superior to the Lease or the lessor under any ground lease or other lease superior to the Lease, at the time the work is proposed. If, after the Construction Documents have been approved by Landlord, Tenant requests any changes or substitutions to the Construction Documents during construction, Tenant shall obtain Landlord’s written approval of such change(s).
     2. Commencement of Construction. After Landlord has approved the Construction Documents and prior to commencement of construction, Tenant’s Architect shall submit the Construction

Documents to the appropriate governmental agencies for plan checking and the issuance of a building permit, and once received, Tenant shall deliver the following items to Landlord: (a) a request for approval (which approval shall not be unreasonably withheld) of the person or entity (including any employee or agent of Tenant) performing any Alterations (“Tenant Contractor”); (b) the names, addresses and copies of contracts for all contractors then known; (c) at Landlord’s election, all necessary governmental permits, licenses and approvals evidencing compliance with all applicable Legal Requirements; (d) certificates of insurance, issued by a responsible insurance company qualified to do business in the Commonwealth of Massachusetts and reasonably approved by Landlord (a “Qualified Insurance Company”), evidencing the insurance required by Appendix 1.3.3.A hereto, naming Landlord and any other parties designated by Landlord as additional insureds; (e) all other documents and information as Landlord may reasonably request in connection with the construction of any Alteration.
     3. Construction. All Alterations shall be performed in a good and workmanlike manner, in accordance with the approved Construction Documents, and shall meet the reasonable standards for construction and quality of materials established by Landlord for the Building. Once commenced, each Alteration shall be diligently prosecuted to completion by Tenant. In addition, all Alterations shall be performed at Tenant’s sole risk and in compliance with all applicable Legal Requirements, and all regulations and requirements of Landlord’s and Tenant’s insurers. In performing any Alteration, each Tenant Contractor shall comply with Landlord’s requirements relating to the time and methods for such work, use of delivery elevators and other building facilities; and each Tenant Contractor shall not interfere or disrupt any other tenant or other person using the Building in any material respect. Each Tenant Contractor shall in all events work on the Premises without causing labor disharmony, coordination difficulties, or delay or impair any guaranties, warranties or obligations of any contractors of Landlord. Tenant shall pay Landlord for all reasonable costs and expenses of Building services and facilities associated with any Alteration, including use of the freight elevator, sprinkler shutdown, debris removal and all other costing charges associated with any Alteration. If any Tenant Contractor uses any Building services or facilities, such Contractor, jointly and severally with Tenant, shall agree to reimburse Landlord for the cost thereof based on Landlord’s schedule of charges established from time to time (and if no such charges have been established, then based on Landlord’s reasonable charge established at the time). Each Tenant Contractor shall, by entry into the Building, be deemed to have agreed to indemnify and hold Landlord and its partners, affiliates, officers, agents, servants and employees and Landlord’s management, leasing and development agents and Landlord’s mortgagee(s) (the “Indemnitees”), harmless from any claim, loss or expense arising in whole or in part out of any act or omission committed by such person while in the Building or on the Property, to the same extent as Tenant has so agreed in this Lease, the indemnities of Tenant and each Tenant Contractor to be joint and several. Upon completion of any Alterations Tenant shall deliver to Landlord and Landlord’s property manager copies of the final Construction Documents and any and all other project drawings in the form of a CAD disk.
     4. Payment for Alterations. Tenant shall pay directly to Tenant’s Contractor all costs of any Alterations as per Tenant’s construction agreement with such Contractor, so that the Property shall always be free of liens for labor or materials. If any such lien shall exist, Tenant shall, within twenty (20) days after the filing of such lien, have such lien discharged of record or obtain a recordable bond in form, amount, and issued by a surety reasonably satisfactory to Landlord, indemnifying Landlord and any Mortgagee against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien so released or to obtain such bond, Landlord or the Mortgagee, without investigating the validity of such lien, may pay or discharge the same; and Tenant shall reimburse Landlord or the Mortgagee, as applicable, upon demand for the amount so paid by Landlord or the Mortgagee, including expenses and attorneys’ fees. Tenant hereby indemnifies Landlord against liability for any mechanics’ and other liens filed in connection with the costs of any and all Alterations, including the liens of any chattel mortgages, security agreements or financing statements upon any materials or fixtures installed in and constituting part of the Premises. Finally, upon completion of any Alteration costing in excess of $25,000, Tenant shall, upon Landlord’s request, promptly furnish Landlord with waivers of lien in form and substance satisfactory to Landlord covering all labor and materials included in such Alteration.

APPENDIX 1.3.3.A
WORK INSURANCE SCHEDULE
Indemnification
     Tenant agrees to indemnify and hold Landlord harmless from all claims for bodily injury and property damage that may arise from Tenant’s or any Tenant Contractor’s performance of any Alterations as defined in Section 3.5.1 of this Lease and/or Tenant Work as defined in Section 1.3.3 of this Lease.
Tenant’s Liability Insurance
     Tenant shall purchase and maintain such insurance as will protect Tenant from the claims set forth below which may arise out of or result from any Tenant Work whether such Tenant Work be completed by Tenant or by any Tenant Contractor or by any person directly or indirectly employed by Tenant or any Tenant Contractor, or by any person for whose acts Tenant or any Tenant Contractor may be liable:
     1. Claims under workers’ compensation, disability benefit and other similar employee benefit acts which are applicable to the Tenant Work to be performed.
     2. Claims for damages because of bodily injury, occupational sickness or disease, or death of employees under any applicable employer’s liability law.
     3. Claims for damages because of bodily injury, or death of any person other than Tenant’s or Tenant Contractor’s employees.
     4. Claims for damages insured by usual personal injury liability coverage which are sustained (a) by any person as a result of an offense directly or indirectly related to the employment of such person by the Tenant or Tenant Contractor or (b) by any other person.
     5. Claims for damages, other than to the Tenant Work itself, because of injury to or destruction of tangible property, including loss of use therefrom.
     6. Claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle.
     Tenant’s Commercial General Liability Insurance shall include premises/operations (including explosion, collapse and underground coverage if such Tenant Work involves any underground work), elevators, independent contractors, completed operations, and blanket contractual liability on all written contracts, all including broad form property damage coverage.
Tenant’s Commercial General, Automobile, Employers and Umbrella Liability Insurance shall be written for not less than limits of liability as follows:
a.	Commercial General Liability

Bodily Injury and Property Damage Occurrence/Aggregate	$2,000,000/$3,000,000

b.	Comprehensive Automobile Liability

Bodily Injury and Property Damage	$1,000,000 Each Person
$1,000,000 Each Occurrence
c.	Employers Liability

Each Accident	$500,000
Disease — Policy Limit	$500,000
Disease — Each Employee	$500,000
d.	Umbrella Liability $5,000,000 per occurrence
All Tenant Contractors shall carry the same coverages and limits as specified above, unless different limits are specifically negotiated with Landlord.
The foregoing policies shall contain a provision that coverages afforded under the policies will not be canceled or not renewed until at least sixty (60) days’ prior written notice has been given to the Landlord. Certificates of Insurance showing such coverages to be in force shall be filed with the Landlord prior to the commencement of any Tenant Work. Coverage for Completed Operations must be maintained for three years following completion of the work and certificates evidencing this coverage must be provided to the Landlord.
The minimum A.M. Best’s rating of each insurer shall be “A” or better or a FPR of 7 or better. Landlord shall be named as an Additional Insured under Tenant’s Commercial General and Umbrella Liability Insurance policies.
Tenant’s and each Tenant Contractor’s responsibilities include:
•	insuring all materials, on an All Risks basis for the full replacement cost, in transit and until delivered to the project site;

•	insuring all tools and equipment used in the installation process;

•	assuming costs within the deductible(s) if a property loss is caused by the Tenant’s or any Tenant Contractor’s failure to take reasonable steps to prevent the loss;

•	protecting the site to prevent both natural and man-caused (i.e., arson, theft, vandalism) losses.
Property Insurance Loss Adjustment
Any insured loss shall be adjusted with the Landlord and made payable to the Landlord, subject to any applicable mortgagee clause.

APPENDIX 1.3.4
TENANT IMPROVEMENTS — LANDLORD’S WORK
     This Appendix 1.3.4 (this “Appendix”) is a part of that certain Lease between MSCP Crosby, LLC, as Landlord, and Acme Packet, Inc., as Tenant for the lease of space at 100 Crosby Drive, Bedford, Massachusetts (the “Lease”). If there is any conflict between the Lease and this Appendix regarding the construction of the Landlord’s Work, this Appendix shall govern.
     1. Defined Terms. All defined terms referred to in this Appendix shall have the same meaning as defined in the Lease to which this Appendix is a part, except where expressly defined to the contrary.
     2. Additional Definitions. Each of the following terms shall have the following meaning:
          “Construction Plans” — The complete plans and specifications for the construction of the Tenant Improvements consisting of all architectural, engineering, mechanical and electrical drawings and specifications which are required to obtain all building permits, licenses and certificates from the applicable governmental authority(ies) for the construction of the Tenant Improvements. The Construction Plans shall be prepared by duly licensed and/or registered architectural and/or engineering professionals selected by Landlord in its sole and absolute discretion.
          “Exterior Improvements” — certain improvements to be made to the landscaped areas located on the Property, as well as certain building exterior cleaning, all as further specified on Schedule 2 attached hereto and made a part hereof.
          “Force Majeure Delays” — Any delay caused by Force Majeure (as defined in the Lease). Subject to the terms of the Lease, the time for performance of any obligation of Landlord to construct the Landlord’s Work under this Appendix or the Lease shall be extended at Landlord’s election by the period of any Force Majeure Delays.
          “Space Plan” — That certain Space Plan and Scope of Work attached hereto as Schedule 1, which reflect the Tenant Improvements to be constructed by Landlord. Landlord and Tenant hereby approve of the Space Plan.
          “Substantial Completion,” “Substantially Complete,” “Substantially Completed” — The terms Substantial Completion, Substantially Completed and Substantially Complete shall mean when the following have occurred or would have occurred but for Tenant Delays:
               (a) Landlord has delivered to Tenant a written notice stating that the Landlord’s Work has been Substantially Completed substantially in accordance with the Construction Plans, except “punch list” items which may be completed without materially impairing Tenant’s use of the Premises or a material portion thereof; and
               (b) Landlord has obtained from the appropriate governmental authority a temporary, conditional or final certificate of occupancy or signed building permit (or equivalent), if one is required, for the Tenant Improvements permitting occupancy of the Premises by Tenant.
          “Tenant Delay” — Any actual delay incurred by Landlord in completing the Landlord’s Work which is not caused in whole or in part by Landlord and is directly due to: (i) a delay by Tenant, or by any person employed or engaged by Tenant, in approving or delivering to Landlord any plans, schedules or information, including, without limitation, the Construction Plans beyond the applicable time period set forth in this Appendix, if any; (ii) any changes requested by Tenant in or to previously approved work or in the Space Plan or Construction Plans; (iii) requests for materials and finishes which are not readily available; (iv) delays in delivery of any materials specified by Tenant through change orders; (v) the failure of Tenant to pay as and when due under this Appendix all costs and expenses to construct the Tenant Improvements to the extent Tenant is required to pay for such costs in this Appendix and/or in the Lease; or (vi) unreasonable interference with the construction of the Landlord’s Work. Landlord shall notify Tenant in writing within three (3) business days of any occurrences or condition giving rise to any claimed Tenant Delay; provided, however, if such notice is not timely given, the length of the Tenant Delay shall be decreased by the number of days between such third (3rd) business day after the occurrence or condition giving rise to such claimed Tenant Delay and the date of such notice.
          “Tenant Improvements” — The improvements to be installed by Landlord in the portion of the Premises substantially in accordance with the Space Plan. The type and quality of materials to be used by Landlord to construct the Tenant Improvements will be consistent with the Landlord’s standard building improvements for the Building, except as described to the contrary in the Space Plan.
     3. Construction of the Tenant Improvements.
          3.1 Construction Plans. Landlord shall cause to be prepared the Construction Plans for the Tenant Improvements that are consistent with and are logical evolutions of the Space Plan and the building standards. Landlord shall provide a copy of the Construction Plans to Tenant for its review and approval, which will not be unreasonably withheld. Tenant shall notify Landlord in writing within eight (8) days after receipt of Construction Plans or any preliminary plans that (i) Tenant approves of such plans ; or (ii) Tenant disapproves the plans because they vary in design from the Space Plan approved by Landlord and Tenant in the particular instances specified by Tenant in such notice (including, without limitation, the specific changes requested by Tenant). The failure of Tenant to provide such written notice within said eight (8) day period shall be deemed as approval by Tenant of such plans.
          3.2 Construction. Landlord shall construct the Tenant Improvements substantially in accordance with the Construction Plans and shall make the Exterior Improvements. The construction contract for constructing the Landlord’s Work and the contractor(s) to perform the work shall be approved and/or selected, as the case may be, by Landlord at its sole and absolute discretion without the consent of Tenant.
          3.3 Tenant’s Responsibility. Tenant shall be solely responsible for the suitability for the Tenant’s needs and business of the design and function of the Tenant Improvements. Tenant shall also be responsible for procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property (“Personal Property”) to be used in the Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant. Tenant shall conform to the Building’s wiring standards in installing any telephone equipment and shall be subject to any and all rules of the site during construction.
     4. Payment of Construction Costs. (a) Subject to the following, Landlord shall pay for the costs to make the Exterior Improvements and to construct the Tenant Improvements based on the Space Plan in existence as of the date hereof. Any costs of the Tenant Improvements in excess of $3,198,768.00, whether due to changes in the Tenant Improvements reflected in the Space Plan or in the Construction Plans requested by Tenant, or as a result of any Tenant Delay, or otherwise, shall be paid by Tenant as provided in section 5 below. Notwithstanding the foregoing, if Tenant makes approved changes to the Tenant Improvements which result in cost savings, such savings may be applied to other portions of the Tenant Improvements (the intent of the parties being that while certain line-items on the construction budget may change, Landlord shall pay for the Tenant Improvements up to $3,198,768.00).
     (b) Landlord shall either (i) provide written confirmation from its current Mortgagee that loan proceeds in the amount of $3,198,768.00 are available to fund the Tenant Improvements, or (ii) deposit in escrow either cash or a letter of credit in the amount of $3,198,768.00, prior to commencement of construction, with an escrow agent of Landlord’s choice and reasonably approved by Tenant. Any funds/letter of credit deposited in escrow by Landlord will be disbursed/drawn down and then disbursed by the escrow agent for payment of such costs of the Tenant Improvements, at Landlord’s direction, and any amounts remaining in escrow after Substantial Completion of the Landlord’s Work shall be promptly returned to Landlord.
     5. Changes in Work. Tenant shall not be permitted to make any change in the Tenant Improvements without the prior written approval of Landlord, which may be exercised, and made subject to such conditions as Landlord may require, in its reasonable discretion, and no changes may be made by Tenant to the Exterior Improvements. Any change approved by Landlord that in Landlord’s reasonable judgment results in a material delay in constructing the Tenant Improvements shall be deemed a Tenant Delay, and shall extend the time period by which Landlord must Substantially Complete the Tenant Improvements, but shall not extend or postpone the date for payment of rent or for commencement of the term under this Lease. The cost of such changes and the additional costs as a result of any other Tenant Delay, including the cost to revise the Construction Plans, obtain any additional permits, construct any additional improvements required as a result thereof, the cost for materials and labor, the cost for any construction supervisory or administrative fee payable by Landlord to its property manager, and all other additional costs incurred by Landlord from resulting delays in completing the Tenant Improvements, which, in any case increase the cost of the Tenant Improvements to an amount in excess of $3,198,768.00, shall be paid by Tenant to Landlord within twenty (20) days after Tenant’s receipt of notice from Landlord. If Landlord does not receive such payment within said twenty (20) day period, Landlord shall have the right, in addition to any other rights or remedies available under the Lease, at law or in equity, to (i) proceed with the other work not affected by such change until such payment is received; and/or (ii) proceed with the work without making such change; in which case the commencement or completion of such work shall not be deemed a waiver of Tenant’s obligation to pay for same or any additional costs or expenses incurred as a result thereof. Any delay caused as a result of such a change or request for a change shall, subject to the foregoing provisions, constitute a Tenant Delay.
     6. Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease or this Appendix, if and so long as a Default by Tenant exists under the Lease, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to cease the construction of the Landlord’s Work (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Landlord’s Work caused by such work stoppage) until such Default is cured, and (ii) all other obligations of Landlord under the terms of this Appendix shall be forgiven until such time as such Default is cured pursuant to the terms of the Lease.

SCHEDULE 1 — SPACE PLAN & SCOPE

THIRD FLOOR FIT PLAN
SEPTEMBER 21, 2009

DIVCOWEST

acme packet

0 16' 32' 64'
SCALE: 1/32" = 1'-0"

DYER BROWN ARCHITECTS

100 CROSBY DRIVE - BEDFORD, MA

RICHARD BARRY JOYCE & PARTNERS, LLC

Dyer Brown & Associates, Inc.
One Winthrop Square
Boston, Massachusetts 02110

Scope of Work
100 Crosby Drive, Bedford, MA
1. DEMO
-	Removal as required for new work. Demolition includes drywall partitions indicated on plans, selective acoustical ceiling grid affected by demo and new construction, acoustical ceiling tiles in all open office areas and areas affected by demo and new construction, drywall ceilings, all existing carpet, vct/base, selected doors/frames indicated on plans and millwork as indicated on plans.

-	Demo also includes cutting openings for doors and sidelights into existing walls.

-	Exclusions: exterior work, hazardous material removal
2. CONCRETE, MASONRY, STEEL and ROOFING
-	New concrete floor penetrations as required for MEP trades

-	Infill of old concrete floor penetrations (6” or less)

-	Masonry modifications at Manufacturing/loading dock area for installation of exhaust fan at the high temp test area

-	Exclusions: Major floor infill except as noted above, structural steel modifications for special equipment, exterior masonry modifications except as listed above and any and all roof penetrations or modifications.
3. WOOD AND PLASTICS
-	Rough Carpentry scope as follows:
o	Provide and install all blocking needed to install millwork listed below.

o	Provide and install plywood backer board s for the tel/data areas.

o	Wood base repairs in the executive area on floor four. Reuse of existing assumed.
-	Supply and install millwork scope as follows:
o	8 lf of laminate uppers and lowers in the Coffee/ Pantry area on floor two

o	14 lf of laminate uppers and lowers in the Pantry area on floor two

o	90 lf of laminate base cabinets and counter at the Copy/Storage area on floor three

o	10 lf of laminate uppers and lowers in the Pantry area on floor four

o	12 lf of laminate countertop at seating area in the Pantry area on floor four
-	Millwork items to remain as follows:
o	10 of uppers and lowers located in the Coffee/Pantry area on floor two.

o	24 of uppers and lowers located in the Coffee/Pantry area on floor three.

o	Copy area uppers and lowers on floor four.
-	Exclusions: all open office millwork including Copy/Print areas unless identified above, closet pole and shelves, adjustable shelving and reception desk.
4. DOORS, FRAMES & HARDWARE

-	All Building standard wood doors, metal/aluminum frames and hardware will be reused and relocated.

-	$5,000 has been carried for any misc hardware required at existing doors.

-	Exclusions: card access hardware, keying and exterior door modifications.
5. GLASS
-	Supply and install glass scope as follows:
o	Modify existing Glass Lobby/Atrium glass wall and doors (center on existing entry)

o	New glass wall and door at Conf. room on floor two (approx. 25’ x9’)

o	New glass wall and door at Marketing Conf. room on floor two (approx. 30’ x9’)

o	New glass wall at Lobby Conf. room on floor two (approx. 6’ x9’)

o	New glass wall at Conf. room (near tel. room) on floor two (approx. 5’ x9’)

o	New glass wall at Demo room on floor two (approx. 10’ x9’)

o	New glass wall at existing Lab on floor three (approx. 50’ x9’)

o	New glass wall at Conf. room on floor three (approx. 20’ x9’)

o	New glass wall at Computer Lab entrance on floor three (approx. 5’ x9’)

o	New glass wall at Prof. Services Conf. room on floor four (approx. 17’ x9’)

o	New glass wall at Computer Labs entrance on floor four (approx. 10’ x9’)

o	New 2’-6” full height sidelights as shown on plan (76 total)
-	Exclusions: exterior window replacement, access hardware @ glass doors.
6. DRYWALL
-	Supply and install drywall scope as follows:
o	New partitions as shown on plans
Wall locations as follows
•	All office walls, open office partitions to go 6” above ceiling w/out insulation.

•	Training and Conference Rooms: Walls to deck with insulation.

•	Demising Walls: Same as conference room except 1 hour rated.
Wall types as follows:
•	Interior 6” above ceiling Partitions: Framed with 3 - 5/8”, 25 gage metal studs on 16” centers. Partitions shall have one layer of 5/8” gypsum wallboard on each side, taped and sanded.

•	Demising Partition: Framed with 3 - 5/8”, 25 gage metal studs on 16” centers. Partitions shall have one layer of 5/8” gypsum wallboard, each side, taped and sanded. Cavity shall have mineral wool acoustical insulation
o	Infill abandoned openings in existing walls.

o	Topping off of existing demising walls that will separate Acme from future vacancies.

o	Build new low walls for glass at 3rd floor labs.

o	Patch and rebuild column closures after demo.

o	Patch at new openings at existing walls.

o	Patch and repairs at areas of demolition.

o	Modify walls for new sidelight openings.

o	Mullion connections as required.

-	Exclusions: topping off existing office or conference room walls, furring over existing masonry, upgrading corridor partitions, new ceilings or soffits. (misc. between rooms and ceiling changes are assumed).
7. CEILINGS
-	Acoustical Ceiling scope as follows:
o	Furnish and install new acoustical ceiling grid to match existing in areas affected by demo and or new construction.

o	Existing ceiling grid that remains will be painted to match new.

o	Furnish and install new acoustical ceiling tiles (Armstrong 2x4 Cortega #769) in all areas
-	Exclusions: Second look tiles.
8. FLOOR COVERINGS
-	Flooring scope as follows:
o	Furnish and install new carpet in all areas not identified below. Carpet allowance of $25 sy furnished and installed has been carried.

o	Furnish and install 12” x 12” vct in the following areas: Coffee areas, Pantry areas, Storage rooms and tel/data closets

o	Furnish and install SDT carpet tile in the following areas: Manufacturing area on floor two, Computer Labs on floor three and Computer Lab and Professional Service Lab on floor four. Note that an allowance of $5 sf furnished and installed has been carried.

o	Furnish and install vinyl base throughout all areas, base to be 3” x 1/8” Johnsonite vinyl base. Straight at carpet, cove at vct.

o	Allowance of $14,500 has been carried for floor prep throughout.
-	Exclusions: upgraded flooring materials.
9. PAINTING
-	Painting scope as follows:
o	New drywall walls to receive primer and two coats of latex egg shell finish.

o	Existing drywalls walls to receive two coats of latex egg shell finish.

o	Metal frames and sidelights to receive two coats of semi-gloss enamel finish.

o	Existing wood doors will be painted or will be lightly sanded and a new coat of poly finish will be applied.

o	Scope includes lift in lobby areas.
-	Exclusions: exterior painting, drywall ceilings, main lobby/atrium ceiling, polymyx, wallcovering, common corridors and window sills.
10. SPECIALTIES/EQUIPMENT/FURNISHINGS
-	Scope as follows:
o	Supply and install fire extinguishers and cabinets to meet code.

o	Rework existing window treatment and tracks due to new layout.
-	Exclusions: AV equipment, whiteboards, new window treatments, bathroom equipment, kitchen equipment, furniture, moving partitions, moving existing equipment or any special equipment.
11. PLUMBING
-	Plumbing scope as follows:
o	Make safe and demo as required for new layout.

o	Supply and install one new sink and faucet at the new Pantry on floor two.

o	Rework existing sink and faucet at the new Pantry on floor four.
-	Exclusions: existing bathroom work, existing Coffee /Pantry on floor two and three, make up water for humidification, plumbing in lab areas, special equipment connections and engineering drawing and calcs.
12. SPRINKLER
-	Sprinkler scope as follows:
o	Hydraulically designed, light hazard wet sprinkler system throughout areas affected by demo and or new construction. (adjust existing sprinkler for new layout)

o	Sprinkler heads shall match existing.

o	Supply and install pre-action system in manufacturing lab on floor two, Computer Lab on floor three and Professional Services Lab on floor four. Note: existing Computer Lab on floor four already has a pre-action system and will remain.
-	Exclusions: existing ceiling areas not affected by demo or new construction, special equipment requirements, special chemical systems or testing existing(note: Computer Lab on floor four has an existing Inergen system) and engineering drawing and calcs.
13. HVAC
-	HVAC Scope as follows:
o	Demo of hvac in renovated areas, work would consist of make safe of abandoned ductwork and RGD’s.

o	Normal area modifications as follows: Rework existing duct, RGD’s and vav boxes in areas so that the hvac system is coordinated with the new layout. These areas include all offices, open areas, conf. rooms, training rooms and copy rooms.
▪	New conf. rooms will have their own zone.

▪	Network rooms will get their own zone.
o	Specialty area modification as follows: Rework existing duct, RGD’s and vav boxes in areas so that the hvac system is coordinated with the new layout: These areas include the Manufacturing area on floor two and the Computer Lab Expansion area on floor three

o	All RGD’s shall match existing.

o	Assume reuse of the building control system and capacity to do so.

o	Certified air balancing for all areas affected by construction.

o	Exhaust system required for the high heat test area in Manufacturing Lab.
-	HVAC system to remain for reuse as follows:

o	3rd floor existing lab (1-15 ton unit tied into the house system to remain).

o	4th floor existing Computer lab (2-20 ton units, one is on the house system and the other is a supplemental system that are to remain).

o	4th floor existing Professional Services lab (2-12.5 ton unit supplemental Carrier systems to remain).
-	Exclusions: repairs to existing chillers, site scan or link systems, additional supplemental hvac, special equipment requirements, and engineering drawing and calcs.
14. ELECTRICAL
-	Electrical lighting scope as follows:
o	Supply and install all new lighting throughout the Acme space.

o	$350,000 fixture allowance has been carried until fixtures are specified.

o	Offices and work areas shall have occupancy sensors installed to control lighting as required by energy code.

o	Exit Lights and Emergency Lighting will be installed, where required per code.
-	Electrical distribution for normal areas as follows:
o	Demo and make safe as required.

o	Open office furniture feeds for Acme supplied furniture systems.

o	Closed offices: three outlets per office. One circuit for 2 offices.

o	Conference rooms: outlets in floor for power.

o	Convenience power throughout Acme space.

o	Tel/data conduit system.

o	HVAC power wiring.
-	Electrical distribution for Specialty areas as follows:
o	Demo and make safe as required.

o	Includes all required panel boards and transformers.

o	Manufacturing area on floor two to be provided with the following: 600 amp service with required computer lab power wiring, includes overhead cable trays and bus duct.

o	Existing Computer Lab and Expansion Lab on floor three to be provided with the following: 400 amp service with required computer lab power wiring, includes overhead cable trays and bus duct.

o	Existing Computer Lab on floor Four to be provided with the following: 600 amp service with required computer lab power wiring, includes overhead cable trays and bus duct.

o	Existing Professional Services Lab on floor four to be provided with the following: 400 amp service with required computer lab power wiring, include overhead cable trays and bus duct.

o	Assume reuse of as much of the existing infrastructure as possible.

o	HVAC power wiring.
-	Misc Equipment requirements as follows:
o	Testing and startup of the existing 300kw generator and Transfer Switches.

o	Testing and startup of the existing UPS systems.
-	Fire Alarm scope as follows:

o	Smoke Detectors, Heat Detectors, Remote LED’s Smoke or heat detectors will be installed, where required. Assume reuse of the existing system.

o	Fire Alarm Horn/Strobes will be installed, where required by code.

o	Programming and testing for the equipment above.
-	Electrical equipment and systems to remain for reuse as follows:
o	300 kw generator that services the Computer Lab on floor four.

o	UPS systems that service the Computer Lab and Professional Services Lab on floor four.
-	Exclusions: additional generator support, additional UPS support, repairs to existing electrical service, access/security systems, power poles, voice/data, special equipment requirements, electrical in remaining vacancies, exterior work and engineering drawing and calcs.
15. Other Exclusions.
-      Although a structural stairwell and a mezzanine is shown on the Space Plans on the lobby level, work associated with such stairwell and mezzanine is NOT included in the definition of Tenant Improvements. The construction of such stairwell and mezzanine, however, may be requested, provided that all costs in connection therewith shall be paid by Tenant. If Tenant requests the construction of the stairwell and mezzanine, the scope of such work shall be as follows: furnish and install structural steel mezzanine with internal stairwell. The mezzanine will be open to the main lobby and will be bordered by glass guardrails and stainless steel handrails. Misc finishes including lighting and carpet will also be installed. Excludes HVAC and sprinkler modifications.

SCHEDULE 2 — DESCRIPTION OF LANDSCAPING WORK AND EXTERIOR CLEANING
100 CROSBY DRIVE, BEDFORD
EXTERIOR IMPROVEMENT DESCRIPTION
The following list of improvements shall be completed as part of the building exterior renovations to be completed by Landlord prior to June 2010.
NEW PLANTINGS
1.	The property will institute seasonal planting of flowers to blend with the existing annuals.

2.	New plantings and flower bed around the New Entry Sign

3.	New plantings and mulch on unmanicured slope adjacent to loading docks.

4.	Install plantings against concrete retaining wall at East Parking lot across from loading dock.

5.	Install new plantings on each side of a new set of stairs leading down from the east parking lot to the front entry of the building.

6.	New boxwood hedge around the intake grill adjacent to the East Entrance.

7.	New plantings installed at both building entrances (East and South).

8.	Install new lower plantings (below window line) around the entire South and East side building perimeter

REMOVAL
1.	Remove all mature trees against the building on the East and South side.

2.	Remove plantings blocking first floor windows on East side and replace with lower plants.

SITE IMPROVEMENTS
1.	Power wash building exterior.

2.	Wash all windows inside and out.

3.	New Monument Sign at entrance

4.	New way finding signage throughout complex

5.	New Acme Packet exterior sign (Tenant responsibility)

6.	Repair and reset granite curbing

7.	Remove and replace island at the top of the stairs to East parking lot.

8.	Repave from main entry at Crosby Drive to South Entry and to loading dock.

9.	Reseal and restripe all parking lot areas which are not being replaced.

10.	Install and relocate 6 handicap spaces to the right of East Entrance.

11.	Connect concrete sidewalks between East and South Entrances.

12.	All timber stairs in upper lots replaced with new concrete stairs.

13.	Replace walkway/stairs from middle lot to South Entrance.

14.	Paint all exterior hand rails.

15.	Install new screening to seclude loading dock area.

LANDSCAPING IMPROVEMENTS
1.	Remove all scrub and secondary growth in parking lot areas.

2.	Remove all scrub and secondary growth along Crosby Drive.

3.	Repair guard rail at site entrance.

4.	Pitch prune all pine trees for better building visuals.

5.	Remove all stumps, sand and boulders in parking lot islands and re-sod islands.

APPENDIX 2.6.2
FORM OF LETTER OF CREDIT
STANDBY LETTER OF CREDIT DRAFT
IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF
DATE:                     , 2009
BENEFICIARY:
MSCP CROSBY, LLC
C/O DIVCO WEST REAL ESTATE SERVICES, INC.
200 FIFTH AVENUE, FIRST FLOOR
WALTHAM, MA 02451
ATTN: JAMES E. LESKO, III
APPLICANT
ACME PACKET, INC.
71 THRID AVENUE
BURLINGTON, MA 01803
AMOUNT: US $603,466.50 (SIX HUNDRED THREE THOUSAND FOUR HUNDRED SIXTY SIX AND 50/100 U.S. DOLLARS)
EXPIRATION DATE:                     , 2010 [ONE YEAR FROM LC ISSUE DATE]
LOCATION: AT OUR COUNTERS IN SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:
WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF                     IN YOUR FAVOR AVAILABLE BY YOUR DRAFT DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:
1. THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.
2. A DATED CERTIFICATION FROM THE BENEFICIARY, PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER, FOLLOWED BY HIS/HER DESIGNATED TITLE, STATING ONE OF THE FOLLOWING:
(A)	“THE UNDERSIGNED CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW UNDER THE IRREVOCABLE LETTER OF CREDIT NO. PURSUANT TO THE TERMS OF A LEASE, DATED NOVEMBER , 2009, AS AMENDED, BETWEEN BENEFICIARY, AS LANDLORD, AND APPLICANT, AS TENANT.”

OR

(B)	“THE UNDERSIGNED CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW UNDER THE IRREVOCABLE LETTER OF CREDIT NO. BECAUSE APPLICANT HAS FILED A VOLUNTARY BANKRUPTCY PETITION UNDER 11 USC 101 ET SEQ., AS AMENDED, OR UNDER THE INSOLVENCY LAWS OF ANY JURISDICTION.”

OR

(C)	“THE UNDERSIGNED CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW UNDER THE IRREVOCABLE LETTER OF CREDIT NO. BECAUSE AN INVOLUNTARY PETITION UNDER 11 USC 101 ET SEQ., AS AMENDED, OR UNDER THE INSOLVENCY LAWS OF ANY JURISDICTION HAS BEEN FILED AGAINST APPLICANT, AND, IN EITHER CASE, ALL APPLICABLE CURE PERIODS WITH RESPECT THERETO UNDER THE LEASE, DATED NOVEMBER , 2009, AS AMENDED, BETWEEN BENEFICIARY, AS LANDLORD, AND APPLICANT, AS TENANT HAVE EXPIRED.”

L/C DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:	(Authorized Signature)
DATE:

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF
DATED                     , 2009
THE LEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.
PARTIAL DRAWS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.
DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.
THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT AND/OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN THAT EVENT, YOU MAY DRAW HEREUNDER ON OR PRIOR TO THE THEN EXPIRATION DATE THE AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT BY MEANS OF YOUR SIGHT DRAFT DRAWN ON US ACCOMPANIED BY THE DOCUMENTS LISTED ABOVE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND JANUARY 29, 2017 WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT..
THIS LETTER OF CREDIT IS TRANSFERABLE BY THE ISSUING BANK AT THE REQUEST OF BENEFICIARY ONE OR MORE TIMES BUT IN EACH INSTANCE TO A SINGLE BENEFICIARY AND ONLY IN ITS ENTIRETY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION (IN THE FORM OF EXHIBIT “B” ATTACHED HERETO). OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM $250.00) WILL BE PAID BY THE BENEFICIARY. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE-SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE ORIGINAL LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL LETTER OF CREDIT TO THE TRANSFEREE.
ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS TO US BY OVERNIGHT COURIER SERVICE ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION.
THIS IRREVOCABLE LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING, AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE LIMITED, MODIFIED, AMENDED OR AMPLIFIED, EXCEPT BY A WRITTEN DOCUMENT EXECUTED BY THE PARTIES HERETO.
WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONA FIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

L/C DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:	(Authorized Signature)
DATE:

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF
DATED                     , 2009
IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.
EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS IRREVOCABLE LETTER OF CREDIT IS SUBJECT TO THE “INTERNATIONAL STANDBY PRACTICES” (ISP98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590).”

SILICON VALLEY BANK

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

L/C DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:	(Authorized Signature)
DATE:

EXHIBIT “A”

DATE:	REF. NO.
At sight of this draft
Pay to the order of                                          us$

USDOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY LETTER OF CREDIT NUMBER NO.                      DATED

To:	silicon valley bank
3003 tasman drive

	santa clara, ca 95054	(BENEFICIARY’S NAME)

Authorized Signature
GUIDELINES TO PREPARE THE DRAFT
1.	DATE: ISSUANCE DATE OF DRAFT.

2.	REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.

3.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

4.	US$: AMOUNT OF DRAWING IN FIGURES.

5.	USDOLLARS: AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED: ISSUANCE DATE OF THE STANDBY L/C.

8.	BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.
IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS DRAFT, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR:
ALICE DA LUZ: 408-654-7120
EFRAIN TUVILLA: 408-654-6349

L/C DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:	(Authorized Signature)
DATE:

EXHIBIT “B”
DATE:

TO:	SILICON VALLEY BANK 3003 TASMAN DRIVE SANTA CLARA, CA 95054 ATTN:INTERNATIONAL DIVISION. STANDBY LETTERS OF CREDIT	RE:	IRREVOCABLE STANDBY LETTER OF CREDIT NO. ISSUED BY SILICON VALLEY BANK, SANTA CLARA L/C AMOUNT:
GENTLEMEN:
FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:
(NAME OF TRANSFEREE)
(ADDRESS)
ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.
BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.
THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.
SINCERELY,

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)

SIGNATURE AUTHENTICATED
The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.
We further confirm that the company has been identified applying the appropriate due diligence and enhanced due diligence as required by BSA and all its subsequent amendments.

(Name of Bank)

(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

L/C DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:	(Authorized Signature)
DATE:

APPENDIX 4.2
CLEANING SPECIFICATIONS
A.	Premises Office Area

Daily: (Monday through Friday, inclusive, holidays excepted).
1.	Empty and clean waste receptacles and ash trays and remove waste material from the Premises and wash receptacles as necessary.

2.	Sweep and dust mop uncarpeted areas using a dust-treated mop.

3.	Vacuum rugs and carpeted areas.

4.	Wash clean water fountains, if any.

5.	Hand dust grill work within normal reach.

6.	Upon completion of cleaning, lights will be turned off and doors locked, leaving the Premises in an orderly condition.

7.	Spot clean interior glass.
Weekly:
1.	Dust exposed coat racks and the like.

2.	Remove finger marks from private entrance doors, light switches and doorways.
Quarterly:

High dusting not reached in daily cleaning to include:
1.	Dusting pictures, frames, charts, graphs and similar wall hangings.

2.	Dusting vertical surfaces, such as walls, partitions, doors and ducts.

3.	Dusting of pipes, ducts, and high moldings.

4.	Dusting of horizontal blinds.
B.	Premises Lavatories, if any

Daily: (Monday through Friday, inclusive, holidays excepted.)
1.	Sweep and damp mop floors.

2.	Clean mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping and toilet seat hinges.

3.	Wash both sides of toilet seats.

4.	Wash basins, bowls and urinals.

5.	Dust and clean powder room fixtures.

6.	Empty and clean paper towel and sanitary disposal receptacles.

7.	Remove waste paper and refuse.

8.	Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be furnished by Landlord.

9.	A sanitizing solution will be used in all lavatory cleaning.
Monthly:
1.	Wash partitions and tile walls in lavatories.
Quarterly
1.	Machine scrubbing of lavatory floors
C.	Window Cleaning

Windows of exterior walls will be washed once annually, subject to weather conditions and requirements of applicable law.

APPENDIX 7.1
FORM OF SNDA
     This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) made as of the                      day of November, 2009, by and between ACME PACKET, INC., a Delaware corporation, having an address of 71 Third Avenue, Burlington, Massachusetts 01803 (“Lessee”) and ANGLO IRISH BANK CORPORATION LIMITED, formerly known as Anglo Irish Bank Corporation plc, a private limited company incorporated under the laws of Ireland, having its registered office at Stephen Court, 18/21 St. Stephen’s Green, Dublin 2, Ireland (“Mortgagee”).
     WHEREAS, Mortgagee has made a mortgage loan to MSCP CROSBY, LLC, a Delaware limited liability company (“Lessor”), secured by a Mortgage and Security Agreement, dated as of August 22, 2007 and recorded prior hereto (the “Mortgage”) on land owned by Lessor located at 100 Crosby Drive, Bedford, Massachusetts (the “Premises”), upon which is situated an approximately 261,961 square foot building (hereinafter referred to as the “Building”); and
     WHEREAS, Lessee has entered into a written lease dated November 23, 2009 (the “Lease”) with Lessor for a portion of the Building containing approximately 123,788 square feet of space (the “Demised Premises”).
     NOW, THEREFORE, in consideration of the mutual covenants herein contained, Lessee and Mortgagee do hereby agree as follows:
1.	Lessee and Mortgagee hereby consent and agree that:
          (a) subject to the terms and conditions of this Agreement, the Lease shall be, and the same hereby is, made subordinate in each and every respect to the lien of the Mortgage and to all advances made thereunder and to all extensions, renewals and modifications thereof and amendments thereto;
          (b) any of the foregoing notwithstanding, if the interests of Lessor in the Premises shall be acquired by Mortgagee by reason of foreclosure of the Mortgage or other proceedings brought to enforce the rights of Mortgagee, by deed in lieu of foreclosure or by any other method under or pursuant to the Mortgage, or acquired by any other purchaser or purchasers pursuant to a foreclosure sale (Mortgagee or such purchaser(s), as the case may be, being referred to as “Purchaser”), (i) the Lease and the rights of Lessee thereunder shall continue in full force and effect and shall not be terminated or disturbed, except in accordance with the terms of the Lease, and (ii) Mortgagee will not join Lessee as a party defendant in any action or proceeding to foreclose the Mortgage. Lessee shall be bound to Purchaser, and Purchaser shall be bound to Lessee, under all of the terms, covenants, and conditions of the Lease for the balance of the term thereof remaining, and any extensions or renewals thereof which may be effected in accordance with any option therefor contained in the Lease, with the same force and effect as if Purchaser were the lessor under the Lease; provided that:
(i)	Lessee is not in default, beyond the expiration of any applicable grace or notice period, under any provision of the Lease or this Agreement at the time Mortgagee exercises any such right, remedy, or privilege;

(ii)	the Lease at that time is in force and effect according to its original terms or with such amendments or modifications as Mortgagee shall have approved or been deemed to have approved as provided below; and

(iii)	Lessee attorns to Purchaser as provided below;
          (c) in the event of any foreclosure of the Mortgage by Mortgagee, its successors or assigns, or at the request of Mortgagee at any time pursuant to the assignment of the Lease to Mortgagee or upon Mortgagee’s acquisition of fee title to the Premises, Lessee will recognize Mortgagee, its successors and assigns, as the new lessor under the Lease and will attorn to and continue to be bound by each and every term of the Lease; and upon such attornment, the Lease and the rights of Lessee shall continue in full force and effect as if it were a direct Lease between Mortgagee, or any Purchaser, and Lessee upon all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor contained in the Lease; provided, however, Mortgagee, or any Purchaser, shall not be:
(i)	liable for any act or omission of any prior landlord (including Lessor), except for defaults under the Lease that continue beyond the date Mortgagee or Purchaser, as the case may be, acquires fee title to the Premises and further provided that Mortgagee or Purchaser, as the case may be, has received written notice of such default and an opportunity to cure pursuant to Section 5 of this Agreement; or

(ii)	subject to any offsets or defenses which Lessee might have against any prior landlord (including Lessor), except for offsets and abatements expressly permitted by the terms of the Lease and of which Lessee has delivered notice thereof to Mortgagee contemporaneously with Lessee’s notice to Lessor; or

(iii)	bound by any rent or additional rent which Lessee might have paid for more than one (1) month in advance to any prior landlord (including Lessor); or

(iv)	bound by any amendment or modification of the Lease not specifically contemplated by the express terms and conditions of the Lease made without Mortgagee’s written consent (which shall not be unreasonably withheld), to the extent such consent is required under the Mortgage or this Agreement; or

(v)	liable for any security deposit or other sums held by any prior landlord (including Lessor) not actually received by Mortgagee; or

(vi)	expect as provided for in the Lease, required to rebuild or repair the Building or any part thereof in the event of casualty damage to or condemnation of any material portion of the Building or the Demised Premises; or

(vii)	required, or liable for any obligation of Lessor under the Lease, to complete construction of or improvements to the Demised Premises and/or the Building, except for the Landlord’s Work; and
          (d) Mortgagee may at any time unilaterally subordinate (or cause to be subordinated) the lien of the Mortgage on the Premises to the Lease.

     2. Lessee hereby: (a) acknowledges receipt of notice that pursuant to an Assignment of Leases and Rents from Lessor, all leases and rents involving the Building, including the Lease of Lessee, are assigned to Mortgagee as security for its loan; (b) acknowledges that it has received no notice of any sale, transfer or assignment of the Lease or of rentals thereunder by Lessor, other than pursuant to said Assignment of Leases and Rents; and (c) agrees that it will not join in any material change or modification of the Lease, anticipate rentals thereunder or agree to terminate the Lease or surrender said Premises, without the prior written consent of Mortgagee, except in each case, to the extent specifically permitted by the express terms and conditions of the Lease (and in the case of any other change or modification of the Lease, such consent shall not be unreasonably withheld, to the extent such consent is required under the Mortgage, this Agreement or any other loan documents).
     3. Lessee hereby agrees that upon Mortgagee’s written demand, it will make all payments of rent then and thereafter due to Lessor directly to Mortgagee and not to Lessor or any independent rental agent which Lessor might at any time utilize. Lessor hereby agrees to the foregoing and authorizes Lessee to comply with such demand.
     4. Lessee hereby agrees that the interest of the Lessor in the Lease has been assigned to Mortgagee solely as security for the purposes indicated in the said instrument of assignment, and that, until such time as Mortgagee has taken possession of the Premises and exercised its rights under said Assignment, Mortgagee assumes no duty, liability or obligation whatever under the Lease, or any extension or renewal thereof, by virtue of said assignment.
     5. Lessee hereby: (a) agrees to notify Mortgagee, its successors and assigns, in writing at the notice address set forth above for Mortgagee, or at any other address specified in writing to Lessee, of any default on the part of Lessor under the Lease; and (b) grants to Mortgagee, its successors and assigns, the right and opportunity to cure any such default within the same grace period as is given to Lessor for remedying such default, plus, in each case, an additional period of thirty (30) days after the later of (i) the expiration of such grace period, or (ii) the date on which Lessee has served notice of such default upon Mortgagee, its successors or assigns. Notwithstanding the foregoing, nothing contained in this Section 5 shall limit or modify any abatement, offset or self-help rights of Lessee to the extent that the same is expressly provided for in the Lease.
     6. Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered by hand or two days after the same is mailed, by registered mail, return receipt requested, postage prepaid, or one day after the same is sent by a nationally recognized courier service that regularly maintains records of items picked up and delivered, as follows:
If to Lessor:
MSCP Crosby, LLC
c/o Divco Real Estate Services
575 Market Street, 35th Floor
San Francisco, California 94101
Attn: Keith Wallace
Copy to:
Gibson, Dunn & Crutcher LLP
One Montgomery Street, Suite 3100
San Francisco, CA 94104
Attn: Marisa A. Deutsch, Esq.

If to Mortgagee:
Anglo Irish Bank Corporation Limited
Stephen Court
18/21 St. Stephen’s Green
Dublin 2, Ireland
Attn: Owen O’Neill, Director
Copy to:
Anglo Irish Bank Corporation Limited
265 Franklin Street, 19th Floor
Boston, Massachusetts 02110
Attn: Raymond Clark
and
Sullivan & Worcester LLP
1290 Avenue of the Americas, 29th Floor
New York, New York 10104
Attn: Karen M. Kozlowski, Esq.
If to Lessee:
Prior to the Lease Commencement Date:
71 Third Avenue
Burlington, MA 01803
Attention: Mr. Robert G. Ory
Copy to:
Bingham McCutchen LLP
One Federal Street
Boston, Massachusetts 02110-1726
Attention: Edward A. Saxe, Esq.
From and after the Lease Commencement Date:
100 Crosby Drive
Bedford, MA 01730
Attention: Mr. Robert G. Ory
Copy to:
Bingham McCutchen LLP
One Federal Street
Boston, Massachusetts 02110-1726
Attention: Edward A. Saxe, Esq.

     7. This Agreement shall be binding upon and shall inure to the benefit of Lessee, Mortgagee and Lessor and their respective heirs, executors, administrators, successors and assigns, as the case may be.
     8. Each person executing this Agreement on behalf of Lessee, Mortgagee and Lessor, respectively, has the full power, authority and legal right to execute this Agreement on behalf of such party.
     9. This Agreement may not be modified, amended, changed or terminated except by an agreement in writing signed by all the parties hereto.
     10. This Agreement may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.
     11. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflicts or choice of laws principles.
[signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, under seal, as of the day and year first written above.

LESSEE: ACME PACKET, INC., a Delaware corporation
By:	/s/
Name:
Title:

LESSOR: MSCP CROSBY, LLC, a Delaware limited liability company
By:	Divco West Real Estate Services, Inc., its agent

By:
Name:
Title:

MORTGAGEE: ANGLO IRISH BANK CORPORATION LIMITED
By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS	)
) SS:
COUNTY OF	)
     On this                      day of November, 2009, before me, the undersigned                     , personally appeared                      as a                      for ACME PACKET, INC., a Delaware corporation, proved to me through satisfactory evidence of identification, which were                     , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose.

(official signature and seal of notary)

My commission expires:

STATE OF CALIFORNIA	)
) SS:
COUNTY OF	)
     On this                      day of November, 2009, before me, the undersigned notary public, personally appeared                      as the                      of Divco West Real Estate Services, Inc., a corporation, as agent for MSCP CROSBY, LLC, a Delaware limited liability company, proved to me through satisfactory evidence of identification, which were                                         , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

(official signature and seal of notary)

My commission expires

Commonwealth of Massachusetts	)
) ss:
County of Suffolk	)
     On this                      day of                     , 2009, before me, the undersigned                      , personally appeared                      as a                      for Anglo Irish Bank Corporation Limited, a private limited company incorporated under the laws of the Republic of Ireland, proved to me through satisfactory evidence of identification, which were                     , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose.

(official signature and seal of notary)

My commission expires: